AGREEMENT AND PLAN OF MERGER

                                 by and between

                          THE COLONIAL BANCGROUP, INC.,

                                       and

                       FIRST FAMILY FINANCIAL CORPORATION

                                   dated as of

                                  July 19, 1996



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                                TABLE OF CONTENTS

Caption                                                                     Page

ARTICLE 1 -- NAME

         1.1      Name........................................................1

ARTICLE 2 -- MERGER -- TERMS AND CONDITIONS

         2.1      Applicable Law..............................................1
         2.2      Corporate Existence.........................................1
         2.3      Articles of Incorporation and Bylaws........................2
         2.4      Resulting Corporation's Officers and Board..................2
         2.5      Shareholder Approval........................................2
         2.6      Further Acts................................................2
         2.7      Effective Date and Closing..................................2

ARTICLE 3 -- CONVERSION OF FIRST FAMILY STOCK

         3.1      Conversion of First Family Stock............................3
         3.2      Surrender of First Family Stock.............................4
         3.3      Fractional Shares...........................................5
         3.4      Adjustments.................................................5
         3.5      BancGroup Stock.............................................5

ARTICLE 4 -- REPRESENTATIONS, WARRANTIES AND
                     COVENANTS OF BANCGROUP

         4.1      Organization................................................5
         4.2      Capital Stock...............................................5
         4.3      Financial Statements; Taxes.................................6
         4.4      No Conflict with Other Instrument...........................7
         4.5      Absence of Material Adverse Change..........................7
         4.6      Approval of Agreements......................................7
         4.7      Tax Treatment...............................................8
         4.8      Title and Related Matters...................................8
         4.9      Subsidiaries................................................8
         4.10     Contracts...................................................8
         4.11     Litigation..................................................8
         4.12     Compliance..................................................9
         4.13     Registration Statement......................................9
         4.14     SEC Filings ................................................9

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         4.15     Form S-4....................................................10
         4.16     Brokers.....................................................10
         4.17     Government Authorization....................................10
         4.18     Absence of Regulatory Communications........................10
         4.19     Disclosure..................................................10

ARTICLE 5 -- REPRESENTATIONS, WARRANTIES AND
                     COVENANTS OF FIRST FAMILY

         5.1      Organization................................................10
         5.2      Capital Stock...............................................11
         5.3      Subsidiaries................................................11
         5.4      Financial Statements; Taxes.................................11
         5.5      Absence of Certain Changes or Events........................13
         5.6      Title and Related Matters...................................15
         5.7      Commitments.................................................15
         5.8      Charter and Bylaws..........................................16
         5.9      Litigation..................................................16
         5.10     Material Contract Defaults..................................16
         5.11     No Conflict with Other Instrument...........................16
         5.12     Governmental Authorization..................................16
         5.13     Absence of Regulatory Communications........................17
         5.14     Absence of Material Adverse Change..........................17
         5.15     Insurance...................................................17
         5.16     Pension and Employee Benefit Plans..........................17
         5.17     Buy-Sell Agreement..........................................18
         5.18     Brokers.....................................................18
         5.19     Approval of Agreements......................................18
         5.20     Disclosure..................................................18
         5.21     Registration Statement......................................18
         5.22     Loans; Adequacy of Allowance for Loan Losses................18
         5.23     Environmental Matters.......................................19
         5.24     Transfer of Shares..........................................19
         5.25     Collective Bargaining.......................................20
         5.26     Labor Disputes..............................................20
         5.27     Derivative Contracts........................................20

ARTICLE 6 -- ADDITIONAL COVENANTS

         6.1      Additional Covenants of BancGroup...........................20
         6.2      Additional Covenants of First Family .......................22




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ARTICLE 7 -- MUTUAL COVENANTS AND AGREEMENTS

         7.1      Best Efforts; Cooperation...................................25
         7.2      Press Release...............................................25
         7.3      Mutual Disclosure...........................................25
         7.4      Access to Properties and Records............................25

ARTICLE 8 -- CONDITIONS TO OBLIGATIONS OF ALL PARTIES

         8.1      Approval by Shareholders....................................26
         8.2      Regulatory Authority Approval...............................26
         8.3      Litigation..................................................26
         8.4      Registration Statement......................................26
         8.5      Tax Opinion.................................................27

ARTICLE 9 -- CONDITIONS TO OBLIGATIONS OF FIRST FAMILY

         9.1      Representations, Warranties and Covenants...................27
         9.2      Adverse Changes.............................................27
         9.3      Closing Certificate.........................................27
         9.4      Opinion of Counsel..........................................28
         9.5      Fairness Opinion............................................28
         9.6      NYSE Listing................................................28
         9.7      Material Events.............................................29

ARTICLE 10 -- CONDITIONS TO OBLIGATIONS OF BANCGROUP

         10.1     Representations, Warranties and Covenants...................29
         10.2     Adverse Changes.............................................29
         10.3     Closing Certificate.........................................29
         10.4     Opinion of Counsel..........................................30
         10.5     Controlling Shareholders....................................30
         10.6     Material Events.............................................30
         10.7     Employee Benefit Matters....................................30
         10.8     Shareholders' Equity........................................31

ARTICLE 11 -- TERMINATION OF REPRESENTATIONS
                       AND WARRANTIES.........................................31

ARTICLE 12 -- NOTICES.........................................................31


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ARTICLE 13 -- AMENDMENT OR TERMINATION

         13.1     Amendment...................................................32
         13.2     Termination.................................................32
         13.3     Damages.....................................................33

ARTICLE 14 -- DEFINITIONS.....................................................33

ARTICLE 15 -- MISCELLANEOUS

         15.1     Expenses....................................................39
         15.2     Benefit.....................................................40
         15.3     Governing Law...............................................40
         15.4     Counterparts................................................40
         15.5     Headings....................................................40
         15.6     Severability................................................40
         15.7     Construction................................................40
         15.8     Return of Information.......................................40
         15.9     Equitable Remedies..........................................40
         15.10    Arbitration.................................................41
         15.11    Attorneys' Fees.............................................41
         15.12    No Waiver...................................................41
         15.13    Remedies Cumulative.........................................41
         15.14    Entire Contract.............................................41






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                          AGREEMENT AND PLAN OF MERGER


         THIS AGREEMENT AND PLAN OF MERGER is made and entered into as of this the 19th day of July 1996, by and between FIRST FAMILY FINANCIAL CORPORATION ("First Family"), a Florida corporation, and THE COLONIAL BANCGROUP, INC. ("BancGroup"), a Delaware corporation.

                                   WITNESSETH

         WHEREAS, First Family operates as a unitary savings and loan holding company for its wholly owned subsidiary, First Family Bank, FSB (the "Bank"), with its principal office in Eustis, Florida; and

         WHEREAS, BancGroup is a bank holding company with subsidiary banks in Alabama, Florida, Georgia and Tennessee; and

         WHEREAS, First Family wishes to merge with BancGroup; and

         WHEREAS, it is the intention of BancGroup and First Family that such merger shall qualify for federal income tax purposes as a "reorganization" within the meaning of section 368(a) of the Code, as defined herein;

         NOW, THEREFORE, in consideration of the mutual covenants contained herein, the Parties hereto agree as follows:

                                    ARTICLE 1
                                      NAME
                                      ----

         1.1 Name. The name of the corporation resulting from the Merger shall be "The Colonial BancGroup, Inc."

                                    ARTICLE 2
                         MERGER -- TERMS AND CONDITIONS
                         ------------------------------

         2.1 Applicable Law. On the Effective Date, First Family shall be merged with and into BancGroup (herein referred to as the "Resulting Corporation" whenever reference is made to it as of the time of merger or thereafter). The Merger shall be undertaken pursuant to the provisions of and with the effect provided in the DGCL and the FBCA. The offices and facilities of First Family and of BancGroup shall become the offices and facilities of the Resulting Corporation.

         2.2 Corporate Existence. On the Effective Date, the corporate existence of First Family and of BancGroup shall, as provided in the DGCL and the FBCA, be merged into

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and continued in the Resulting Corporation. All rights, franchises and interests of First Family and BancGroup, respectively, in and to every type of property (real, personal and mixed) and choses in action shall be transferred to and vested in the Resulting Corporation by virtue of the Merger without any deed or other transfer. The Resulting Corporation on the Effective Date, and without any order or other action on the part of any court or otherwise, shall hold and enjoy all rights of property, franchises and interests, including appointments, designations and nominations and all other rights and interests as trustee, executor, administrator, transfer agent and registrar of stocks and bonds, guardian of estates, assignee, and receiver and in every other fiduciary capacity and in every agency, and capacity, in the same manner and to the same extent as such rights, franchises and interests were held or enjoyed by First Family and BancGroup, respectively, on the Effective Date.

         2.3 Articles of Incorporation and Bylaws. On the Effective Date, the certificate of incorporation and bylaws of the Resulting Corporation shall be the restated certificate of incorporation and bylaws of BancGroup as they exist immediately before the Effective Date.

         2.4 Resulting Corporation's Officers and Board. The board of directors and the officers of the Resulting Corporation on the Effective Date shall consist of those persons serving in such capacities of BancGroup as of the Effective Date.

         2.5 Shareholder Approval. This Agreement shall be submitted to the shareholders of First Family at the Stockholders Meeting to be held as promptly as practicable consistent with the satisfaction of the conditions set forth in this Agreement. Upon approval by the requisite vote of the shareholders of First Family as required by applicable Law, this Agreement shall become effective as soon as practicable thereafter in the manner provided in section 2.7 hereof.

         2.6 Further Acts. If, at any time after the Effective Date, the Resulting Corporation shall consider or be advised that any further assignments or assurances in law or any other acts are necessary or desirable (i) to vest, perfect, confirm or record, in the Resulting Corporation, title to and possession of any property or right of First Family or BancGroup, acquired as a result of the Merger, or (ii) otherwise to carry out the purposes of this Agreement, First Family or BancGroup and its officers and directors shall execute and deliver all such proper deeds, assignments and assurances in law and do all acts necessary or proper to vest, perfect or confirm title to, and possession of, such property or rights in the Resulting Corporation and otherwise to carry out the purposes of this Agreement; and the proper officers and directors of the Resulting Corporation are fully authorized in the name of First Family or BancGroup, or otherwise, to take any and all such action.

         2.7 Effective Date and Closing. Subject to the terms of all requirements of Law and the conditions specified in this Agreement, the Merger shall become effective on the date specified in the Certificate of Merger to be issued by the Secretary of State of the State

                                        2

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of Delaware  (such time being herein called the "Effective  Date").  The Closing shall take place at the offices of BancGroup, in Orlando, Florida, at 11:00 a.m. on the date that the Effective Date occurs or at such other place and time that the Parties may mutually agree.


                                    ARTICLE 3
                        CONVERSION OF FIRST FAMILY STOCK
                        --------------------------------

         3.1 Conversion of First Family Stock. (a) On the Effective Date, each share of common stock of First Family outstanding and held by First Family's shareholders (the "First Family Stock"), shall be converted by operation of law and without any action by any holder thereof into shares of BancGroup Common Stock and cash with a total value equal to $23.50 per share of First Family Stock (the "Merger Consideration") as specified below. On the Effective Date, each outstanding share of First Family Stock shall receive $11.75 in cash and BancGroup Common Stock with a value of $11.75 as determined below. The number of shares, or fractions of a share (subject to section 3.3 hereof), of BancGroup Common Stock into which each outstanding share of First Family Stock on the Effective Date shall be converted shall be equal to $11.75 divided by the Market Value. The Market Value shall represent the per share market value of the BancGroup Common Stock at the Effective Date and shall be determined by calculating the average of the closing prices of the Common Stock of BancGroup as reported by the NYSE on each of the ten (10) trading days ending on the trading day immediately preceding the Effective Date.

         (b)(i) On the Effective Date, BancGroup shall assume all First Family Options outstanding, and each such option shall represent the right to acquire BancGroup Common Stock on substantially the same terms applicable to the First Family Options except as specified below in this section. The number of shares of BancGroup Common Stock to be issued pursuant to such options shall equal the number of shares of First Family common stock subject to such First Family Options multiplied by the Exchange Ratio, provided that no fractions of shares of BancGroup Common Stock shall be issued and the number of shares of BancGroup Common Stock to be issued upon the exercise of First Family Options, if a fractional share exists, shall equal the number of whole shares obtained by rounding to the nearest whole number, giving account to such fraction. The exercise price for the acquisition of BancGroup Common Stock shall be the exercise price for each share of First Family common stock subject to such options divided by the Exchange Ratio, adjusted appropriately for any rounding to whole shares that may be done. For purposes of this section 3.1(b)(i), the "Exchange Ratio" shall mean the result obtained by dividing $23.50 by the Market Value. Schedule 3.1 hereto sets forth the names of all persons holding First
Family Options, the number of shares of First Family common stock subject to such options, the exercise price and the expiration date of such options.

         (ii) As soon as practicable after the Effective Date, BancGroup shall file at its expense a registration statement with the SEC on Form S-8 or such other appropriate form with respect to the shares of BancGroup Common Stock to be issued pursuant to such

                                        3

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options and shall use its reasonable best efforts to maintain the  effectiveness of such registration statement for so long as such options remain outstanding. Such shares shall also be registered or qualified for sale under the securities laws of any state in which registration or qualification is necessary.

         3.2      Surrender of First Family Stock.
                  --------------------------------

         (a) After the Effective Date, each holder of an outstanding certificate or certificates which prior thereto represented shares of First Family Stock who is entitled to receive BancGroup Common Stock and cash shall be entitled, upon surrender to BancGroup of their certificate or certificates representing shares of First Family Stock, to receive in exchange therefor a certificate or certificates representing the number of whole shares of BancGroup Common Stock and cash into and for which the shares of First Family Stock so surrendered shall have been converted, such certificates to be of such denominations and registered in such names as such holder may reasonably request. Until so surrendered and exchanged, each such outstanding certificate which, prior to the Effective Date, represented shares of First Family Stock and which is to be converted into BancGroup Common Stock and cash shall for all purposes evidence ownership of the BancGroup Common Stock and cash into and for which such shares shall have been so converted, except that when dividends or other distributions with respect to such BancGroup Common Stock distributed in the Merger shall be paid, such dividends or distributions shall not be distributed until the certificates previously representing shares of First Family Stock shall have been properly tendered in accordance with this section and Section 3.2(b).

         (b) Promptly after the Effective Date, SunTrust Bank (the "Exchange Agent") shall mail to each record holder of an outstanding certificate or certificates which as of the Effective Date represented First Family Stock, (the "Certificates"), a form letter of transmittal approved by First Family and BancGroup (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent) and instructions for use in effecting the surrender of the Certificates, or proof of loss thereof, for payment therefor (the "Letter of Transmittal"). Upon surrender to the Exchange Agent of a Certificate, together with such Letter of Transmittal duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor cash and BancGroup Common Stock in the amount provided in Section 3.1 and such Certificate shall forthwith be canceled. No interest will be paid or accrued on the cash payable upon surrender of the Certificate. If payment or delivery of BancGroup Common Stock is to be made to a person other than the person in whose name the Certificate surrendered is registered, it shall be a condition of payment that the Certificate so surrendered shall be properly endorsed or otherwise in proper form for transfer and that the person requesting such payment shall pay any transfer or other taxes required by reason of the payment and delivery of BancGroup Common Stock to a person other than the registered holder of the Certificate surrendered or established to the satisfaction of the Resulting Corporation that such tax has been paid or is not applicable.


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         3.3 Fractional  Shares.  No fractional shares of BancGroup Common Stock shall be issued, and each holder of shares of First Family Stock having a fractional interest arising upon the conversion of such shares into shares of BancGroup Common Stock shall, at the time of surrender of the certificates previously representing First Family Stock, be paid by BancGroup an amount in cash equal to the Market Value of such fractional share.

         3.4 Adjustments. In the event that prior to the Effective Date BancGroup Common Stock shall be changed into a different number of shares or a different class of shares by reason of any recapitalization or reclassification, stock dividend, combination, stock split, or reverse stock split of the Common Stock, an appropriate and proportionate adjustment shall be made in the number of shares of BancGroup Common Stock into which the First Family Stock and First Family Options shall be converted.

         3.5 BancGroup Stock. The shares of Common Stock of BancGroup issued and outstanding immediately before the Effective Date shall continue to be issued and outstanding shares of the Resulting Corporation.

                                    ARTICLE 4
             REPRESENTATIONS, WARRANTIES AND COVENANTS OF BANCGROUP
             ------------------------------------------------------

          BancGroup represents, warrants and covenants to and with First Family as follows:

         4.1 Organization. BancGroup is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware. BancGroup has the necessary corporate powers to carry on its business as presently conducted and is qualified to do business in every jurisdiction in which the character and location of the Assets owned by it or the nature of the business transacted by it requires qualification or in which the failure to qualify could, individually or in the aggregate, have a Material Adverse Effect on the condition (financial or other), earnings, business, affairs, Assets, properties, prospects or results of operations of BancGroup or of BancGroup and its Subsidiaries taken as a whole.

         4.2      Capital Stock.
                  --------------

                  (a) The authorized capital stock of BancGroup consists of (A) 44,000,000 shares of Common Stock, $2.50 par value per share, of which as of May 31, 1996, 13,590,085 shares were validly issued and outstanding, fully paid and nonassessable and are not subject to preemptive rights, and (B) 1,000,000 shares of Preference Stock, $2.50 par value per share, none of which are issued and outstanding. The shares of Common Stock to be issued upon the Merger are duly authorized and, when so issued, will be validly issued and outstanding, fully paid and nonassessable, will have been registered under the 1933 Act, and will have been registered or qualified under the securities laws of all jurisdictions in which such registration or qualification is required, based upon information provided by First Family.


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



                  (b) The authorized capital stock of each Subsidiary of BancGroup is validly issued and outstanding, fully paid and nonassessable, and each Subsidiary is wholly owned, directly or indirectly, by BancGroup.

         4.3 Financial Statements; Taxes. (a) BancGroup has delivered to First Family copies of the following financial statements of BancGroup.

                     (i) Consolidated balance sheets as of December 31, 1994, and December 31, 1995, and for the three months ending March 31, 1996;

                     (ii) Consolidated statements of operations for each of the three years ended December 31, 1993, 1994 and 1995, and for the three months ending March 31, 1996;

                     (iii) Consolidated statements of cash flows for each of the three years ended December 31, 1993, 1994 and 1995, and for the three months ending March 31, 1996;
and

                     (iv) Consolidated statements of changes in shareholders' equity for the three years ended December 31, 1993, 1994 and 1995, and for the three months ending March 31, 1996.

All such financial statements are in all material respects in accordance with the books and records of BancGroup and have been prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated, all as more particularly set forth in the notes to such statements. Each of the consolidated balance sheets presents fairly as of its date the consolidated financial condition of BancGroup and its Subsidiaries. Except as and to the extent reflected or reserved against in such balance sheets (including the notes thereto), BancGroup did not have, as of the dates of such balance sheets, any material Liabilities or obligations (absolute or contingent) of a nature customarily reflected in a balance sheet or the notes thereto, other than Liabilities (including reserves) in the amount set forth in such balance sheets and the notes thereto. The statements of consolidated income, shareholders' equity and changes in consolidated financial position present fairly the results of operations and changes in financial position of BancGroup and its Subsidiaries for the periods indicated. The foregoing representations, insofar as they relate to the unaudited interim financial statements of BancGroup for the three months ended March 31, 1996, are subject in all cases to normal recurring year-end adjustments and the omission of footnote disclosure.

                  (b) All Tax returns required to be filed by or on behalf of BancGroup have been timely filed (or requests for extensions therefor have been timely filed and granted and have not expired), and all returns filed are complete and accurate in all material respects. All Taxes shown on said returns to be due and all additional assessments received have been paid. The amounts recorded for Taxes on the balance sheets provided under section 4.3(a) are, to the Knowledge of BancGroup, sufficient in all material respects for the payment of all unpaid federal, state, county, local, foreign or other Taxes (including any interest or penalties) of BancGroup accrued for or applicable to the period ended on the dates thereof, and all years and periods prior thereto and for which BancGroup may at said dates have been liable in its own right or as transferee of the Assets of, or as successor to, any other corporation or other party. No audit, examination or investigation is presently being conducted or, to the Knowledge of BancGroup, threatened by any taxing authority which is likely to result in a material Tax Liability, no material unpaid Tax deficiencies or additional liabilities of any sort have been proposed by any governmental representative and no agreements for extension of time for the assessment of any material amount of Tax have been entered into by or on behalf of BancGroup. BancGroup has withheld from its employees (and timely paid to the appropriate governmental entity) proper and accurate amounts for all periods in material compliance with all Tax withholding provisions of applicable federal, state, foreign and local Laws (including without limitation, income, social security and employment Tax withholding for all types of compensation).

         4.4 No Conflict with Other Instrument. The consummation of the transactions contemplated by this Agreement will not result in a breach of or constitute a Default (without regard to the giving of notice or the passage of time) under any material indenture, mortgage, deed of trust or other material agreement or instrument to which BancGroup or any of its Subsidiaries is a party or by which they or their Assets may be bound; will not conflict with any provision of the restated certificate of incorporation or bylaws of BancGroup or the articles of incorporation or bylaws of any of its Subsidiaries; and will not violate any provision of any Law, regulation, judgment or decree binding on them or any of their Assets.

         4.5 Absence of Material Adverse Change. Since the date of the most recent balance sheet provided under section 4.3(a)(i) above, there have been no events, changes or occurrences which have had or are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on BancGroup.

         4.6 Approval of Agreements. The board of directors of BancGroup has, or will have prior to July 18, 1996, approved this Agreement and the transactions contemplated by it and have, or will have prior to July 18, 1996, authorized the execution and delivery by BancGroup of this Agreement. This Agreement constitutes the legal, valid and binding obligation of BancGroup, enforceable against it in accordance with its terms. Approval of this Agreement by the stockholders of BancGroup is not required by applicable law. Subject to the matters referred to in section 8.2, BancGroup has full power, authority and legal right to enter into this Agreement and to consummate the transactions contemplated by this Agreement. BancGroup has no Knowledge of any fact or circumstance under which the appropriate regulatory approvals required by section 8.2 will not be granted without the imposition of material conditions or material delays.

         4.7 Tax Treatment. BancGroup has no present plan to sell or otherwise dispose of any of the Assets of First Family, or to liquidate any Subsidiaries, subsequent to the Merger, and BancGroup intends to continue the historic business of First Family.

         4.8 Title and Related Matters. BancGroup has good and marketable title to all the properties, interests in properties and Assets, real and personal, reflected in the most recent balance sheet referred to in section 4.3(a), or acquired after the date of such balance sheet (except properties, interests and Assets sold or otherwise disposed of since such date, in the ordinary course of business), free and clear of all mortgages, Liens, pledges, charges or encumbrances except (i) mortgages and other encumbrances referred to in the notes of such balance sheet, (ii) liens for current Taxes not yet due and payable and (iii) such imperfections of title and easements as do not materially detract from or interfere with the present use of the properties subject thereto or affected thereby, or otherwise materially impair present business operations at such properties. To the Knowledge of BancGroup, the material structures and equipment of BancGroup comply in all material respects with the requirements of all applicable Laws.

         4.9 Subsidiaries. Each Subsidiary of BancGroup has been duly incorporated and is validly existing as a corporation in good standing under the Laws of the jurisdiction of its incorporation and each Subsidiary has been duly qualified as a foreign corporation to transact business and is in good standing under the Laws of each other jurisdiction in which it owns or leases properties, or conducts any business so as to require such qualification and in which the failure to be duly qualified could have a Material Adverse Effect upon BancGroup and its Subsidiaries considered as one enterprise; each of the banking Subsidiaries of BancGroup has its deposits fully insured by the Federal Deposit Insurance Corporation to the extent provided by the Federal Deposit Insurance Act; and the businesses of the non-bank Subsidiaries of BancGroup are permitted to subsidiaries of registered bank holding companies.

         4.10 Contracts. Neither BancGroup nor any of its Subsidiaries is in violation of its respective certificate of incorporation or by-laws or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any Contract, indenture, mortgage, loan agreement, note, lease or other instrument to which it is a party or by which it or its property may be bound.

         4.11 Litigation. Except as disclosed in or reserved for in BancGroup's financial statements, there is no Litigation before or by any court or Agency, domestic or foreign, now pending, or, to the Knowledge of BancGroup, threatened against or affecting BancGroup or any of its Subsidiaries (nor is BancGroup aware of any facts which could give rise to any such Litigation) which is required to be disclosed in the Registration Statement (other than as disclosed therein), or which is likely to have any Material Adverse Effect or prospective Material Adverse Effect in the condition, financial or otherwise, or in the general affairs, management, stockholders' equity or results of operations of BancGroup and its Subsidiaries considered as one enterprise, or which is likely to materially and adversely affect the properties or Assets thereof or which is likely to materially affect or delay the consummation of the transactions contemplated by this Agreement; all pending legal or governmental proceedings to which BancGroup or any Subsidiary is a party or of which any of their properties is the subject which are not described in the Registration Statement, including ordinary routine litigation incidental to the business, are, considered in the aggregate, not material; and neither BancGroup nor any of its Subsidiaries have any contingent obligations which could be considered material to BancGroup and its Subsidiaries considered as one enterprise which are not disclosed in the Registration Statement as it may be amended or supplemented.

         4.12 Compliance. BancGroup and its Subsidiaries, in the conduct of their businesses, are to the Knowledge of BancGroup, in material compliance with all material federal, state or local Laws applicable to their or the conduct of their businesses.

         4.13 Registration Statement. At the time the Registration Statement becomes effective and at the time of the Stockholders' Meeting, the Registration Statement, including the Proxy Statement which shall constitute a part thereof, will comply in all material respects with the requirements of the 1933 Act and the rules and regulations thereunder, will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this subsection shall not apply to statements in or omissions from the Proxy Statement made in reliance upon and in conformity with information furnished in writing to BancGroup by First Family or any of its representatives expressly for use in the Proxy Statement or information included in the Proxy Statement regarding the business of First Family, its operations, Assets and capital.

         4.14 SEC Filings. (a) BancGroup has heretofore delivered to First Family copies of BancGroup's: (i) Annual Report on Form 10-K for the fiscal year ended December 31, 1995; (ii) 1995 Annual Report to Shareholders; (iii) Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1996; and
(iv) all other reports, registration statements and other documents filed by BancGroup with the SEC since December 31, 1995. Since December 31, 1995, BancGroup has timely filed all reports and registration statements and the documents required to be filed with the SEC under the rules and regulations of the SEC and all such reports and registration statements or other documents have complied in all material respects, as of their respective filing dates and effective dates, as the case may be, with all the applicable requirements of the 1933 Act and the 1934 Act. As of the respective filing and effective dates, none of such reports or registration statements or other documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

         (b) The documents incorporated by reference into the Registration Statement, at the time they were filed with the SEC, complied in all material respects with the requirements of the 1934 Act and Regulations thereunder and when read together and with the other information in the Registration Statement will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading at the time the Registration Statement becomes effective or at the time of the Stockholders Meeting.

         4.15 Form S-4. The conditions for use of a registration statement on SEC Form S-4 set forth in the General Instructions on Form S-4 have been or will be satisfied with respect to BancGroup and the Registration Statement.

         4.16 Brokers. All negotiations relative to this Agreement and the transactions contemplated by this Agreement have been carried on by BancGroup directly with First Family and without the intervention of any other person, either as a result of any act of BancGroup or otherwise in such manner as to give rights to any valid claim against BancGroup for finders fee, brokerage commissions or other like payment.

         4.17 Government Authorization. BancGroup and its Subsidiaries have all Permits that, to the Knowledge of BancGroup and its Subsidiaries, are or will be legally required to enable BancGroup or any of its Subsidiaries to conduct their businesses in all material respects as now conducted by each of them.

         4.18 Absence of Regulatory Communications. Neither BancGroup nor any of its Subsidiaries is subject to, or has received during the past three (3) years, any written communication directed specifically to it from any Agency to which it is subject or pursuant to which such Agency has imposed or has indicated it may impose any material restrictions on the operations of it or the business conducted by it or in which such Agency has raised a material question concerning the condition, financial or otherwise, of such company.

         4.19 Disclosure. No representation or warranty, or any statement or certificate furnished or to be furnished to First Family by BancGroup, contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements contained in this Agreement or in any such statement or certificate not misleading.

                                    ARTICLE 5
            REPRESENTATIONS, WARRANTIES AND COVENANTS OF FIRST FAMILY

         First Family represents, warrants and covenants to and with BancGroup, as follows:

         5.1 Organization. First Family is a Florida corporation, and the Bank is a federal savings bank. Each First Family Company is duly organized, validly existing and in good standing under the respective Laws of its jurisdiction of incorporation and has all requisite power and authority to carry on its business as it is now being conducted and is qualified to do business in every jurisdiction in which the character and location of the Assets owned by it or the nature of the business transacted by it requires qualification or in which the failure to qualify could, individually, or in the aggregate, have a Material Adverse Effect on the condition (financial or other) earnings, business, affairs, Assets, properties, prospects or results of operations of First Family or of First Family and its Subsidiaries taken as a whole.

         5.2 Capital Stock. As of March 31, 1996, the authorized capital stock of First Family consists of 8,000,000 shares of common stock, $.01 par value per share, 545,000 shares of which are issued and outstanding and 2,000,000 shares of preferred stock, par value $.01, none of which is issued or outstanding. All of such shares which are outstanding are validly issued, fully paid and nonassessable and not subject to preemptive rights. First Family has 35,500 shares of its common stock subject to exercise at any time pursuant to stock options under its stock option plans. Except for the foregoing, First Family does not have any other arrangements or commitments obligating it to issue shares of its capital stock or any securities convertible into or having the right to purchase shares of its capital stock.

         5.3 Subsidiaries. First Family has no direct Subsidiaries other than the Bank. First Family owns all of the issued and outstanding capital stock of the Bank free and clear of any liens, claims or encumbrances of any kind. All of the issued and outstanding shares of capital stock of the Subsidiaries have been validly issued and are fully paid and non-assessable. As of March 31, 1996, there were 1,000 shares of the common stock, par value $.01 per share, authorized of the Bank, all of which are issued and outstanding and wholly owned by First Family. The Bank has three subsidiaries. As of March 31, 1996 there were 1,000 shares of common stock authorized with a par value of $100 per share of which 10 shares are issued and outstanding of First of Eustis, Inc., all of which are wholly owned by the Bank. As of March 31, 1996 there were 50 shares of common stock authorized with a par value of $100 per share of which 10 shares are issued and outstanding of First Family Real Estate & Investments, Inc., all of which are wholly owned by the Bank. As of March 31, 1996 there were 500 shares of common stock authorized with a par value of $100 per share of which 10 shares are issued and outstanding of First Family Ventures, Inc., all of which are wholly owned by the Bank.

         5.4 Financial Statements; Taxes (a) First Family has delivered to BancGroup copies of the following financial statements of First Family:

                     (i) Consolidated statements of financial condition for the years ending June 30, 1994 and 1995, and for the nine months ending March 31, 1996;

                     (ii) Consolidated statements of income for each of the three years ended June 30, 1993, 1994 and 1995, and for the nine months ending March 31, 1996;

                     (iii) Consolidated statements of stockholders' equity for each of the three years ended June 30, 1993, 1994, and 1995, and for the nine months ending March 31, 1996;
and

                     (iv) Consolidated statements of cash flows for each of the three years ended June 30, 1993, 1994 and 1995, and for the nine months ending March 31, 1996.

         All of the foregoing financial statements are in all material respects in accordance with the books and records of First Family and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated, except for changes required by GAAP, all as more particularly set forth in the notes to such statements. Each of such balance sheets presents fairly as of its date the financial condition of First Family. Except as and to the extent reflected or reserved against in such balance sheets (including the notes thereto), First Family did not have, as of the date of such balance sheets, any material Liabilities or obligations (absolute or contingent) of a nature customarily reflected in a balance sheet or the notes thereto, other than Liabilities (including reserves) in the amount set forth in such balance sheets and the notes thereto. The statements of income, stockholders' equity and cash flows present fairly the results of operation, changes in shareholders equity and cash flows of First Family for the periods indicated. The foregoing representations, insofar as they relate to the unaudited interim financial statements of First Family for the nine months ended March 31, 1996, are subject in all cases to normal recurring year-end adjustments and the omission of footnote disclosure.

                  (b) Except as set forth on Schedule 5.4(b), all Tax returns required to be filed by or on behalf of First Family have been timely filed (or requests for extensions therefor have been timely filed and granted and have not expired), and all returns filed are complete and accurate in all material respects. All Taxes shown on said returns to be due and all additional assessments received have been paid. The amounts recorded for Taxes on the balance sheets provided under section 5.4(a) are, to the Knowledge of First Family, sufficient in all material respects for the payment of all unpaid federal, state, county, local, foreign and other Taxes (including any interest or penalties) of First Family accrued for or applicable to the period ended on the dates thereof, and all years and periods prior thereto and for which First Family may at said dates have been liable in its own right or as a transferee of the Assets of, or as successor to, any other corporation or other party. No audit, examination or investigation is presently being conducted or, to the Knowledge of First Family, threatened by any taxing authority which is likely to result in a material Tax Liability, no material unpaid Tax deficiencies or additional liability of any sort has been proposed by any governmental representative and no agreements for extension of time for the assessment of any material amount of Tax have been entered into by or on behalf of First Family. First Family has not executed an extension or waiver of any statute of limitations on the assessment or collection of any Tax due that is currently in effect.

                  (c) Each First Family Company has withheld from its employees (and timely paid to the appropriate governmental entity) proper and accurate amounts for all periods in material compliance with all Tax withholding provisions of applicable federal, state, foreign and local Laws (including without limitation, income, social security and employment Tax withholding for all types of compensation). Each First Family Company is in compliance with, and its records contain all information and documents (including properly completed IRS Forms W-9) necessary to comply with, all applicable information reporting and Tax withholding requirements under federal, state and local Tax Laws, and such records identify with specificity all accounts subject to backup withholding under section 3406 of the Code.

         5.5  Absence  of  Certain  Changes  or  Events.  Except as set forth on
Schedule 5.5,  since the date of the most recent  balance sheet  provided  under section 5.4(a)(i) above, no First Family Company has

                  (a) issued, delivered or agreed to issue or deliver any stock, bonds or other corporate securities (whether authorized and unissued or held in the treasury) except shares of common stock issued upon the exercise of First Family Options and shares issued as director's qualifying shares;

                  (b) borrowed or agreed to borrow any funds or incurred, or become subject to, any Liability (absolute or contingent) except borrowings, obligations and Liabilities incurred in the ordinary course of business and consistent with past practice;

                  (c) paid any material obligation or Liability (absolute or contingent) other than current Liabilities reflected in or shown on the most recent balance sheet referred to in section 5.4(a)(i) and current Liabilities incurred since that date in the ordinary course of business and consistent with past practice;

                  (d) declared or made, or agreed to declare or make, any payment of dividends or distributions of any Assets of any kind whatsoever to shareholders, or purchased or redeemed, or agreed to purchase or redeem, any of its outstanding securities, provided that a dividend in cash of $.04 per share may be paid for the quarter ending June 30, 1996, and provided further that if the Effective Date has not occurred by February 28, 1997, First Family may thereafter pay a dividend in cash of $.04 per share for the quarter ending March 31, 1997;

                  (e)  except   in the  ordinary  course  of  business,  sold or
transferred, or agreed to sell or transfer, any of its Assets, or canceled, or agreed to cancel, any debts or claims;

                  (f) except in the ordinary course of business, entered or agreed to enter into any agreement or arrangement granting any preferential rights to purchase any of its Assets, or requiring the consent of any party to the transfer and assignment of any of its Assets;

                  (g) suffered any Losses or waived any rights of value which in either event in the aggregate are material considering its business as a whole;

                  (h) except in the ordinary course of business, made or permitted any amendment or termination of any Contract, agreement or license to which it is a party if such amendment or termination is material considering its business as a whole;

                  (i)except in accordance with normal and usual practice, made any accrual or arrangement for or payment of bonuses or special compensation of any kind or any severance or termination pay to any present or former officer or employee;

                  (j)except in accordance with normal and usual practice, increased the rate of compensation payable to or to become payable to any of its officers or employees or made any material increase in any profit sharing, bonus, deferred compensation, savings, insurance, pension, retirement or other employee benefit plan, payment or arrangement made to, for or with any of its officers or employees;

                  (k) received notice or had Knowledge or reason to believe that any of its substantial customers has terminated or intends to terminate its relationship, which termination would have a Material Adverse Effect on its financial condition, results of operations, business, Assets or properties;

                  (l)failed to operate its business in the ordinary course so as to preserve its business intact and to preserve the goodwill of its customers and others with whom it has business relations;

                  (m) entered into any other transaction in excess of $50,000 without prior notice to and approval by BancGroup which will not be unreasonably withheld; or

                  (n) agreed in writing, or otherwise, to take any action described in clauses (a) through (m) above.

         Between the date hereof and the Effective Date, no First Family Company, without the express written approval of BancGroup, will do any of the things listed in clauses (a) through (n) of this section 5.5 except as permitted therein or as contemplated in this Agreement, and no First Family Company will enter into or amend any material Contract without the express written consent of BancGroup. First Family may request the consent of BancGroup to any of the foregoing actions by furnishing BancGroup with a written request which describes the action proposed to be taken by First Family. BancGroup, at its sole option, shall have a period of 5 business days from the date on which it receives such request within which to notify First Family of either its consent or refusal to consent to the proposed action except for matters referenced in clause (m) for which BancGroup agrees not to unreasonably withhold consent. BancGroup's failure to respond to any such request within such 5 business days period shall be deemed to constitute a consent to the action proposed in First Family's request.

         5.6      Title and Related Matters.
                  --------------------------

                  (a) Title. First Family has good and marketable title to all the properties, interest in properties and Assets, real and personal, reflected in the most recent balance sheet referred to in section 5.4(a)(i), or acquired after the date of such balance sheet (except properties, interests and Assets sold or otherwise disposed of since such date, in the ordinary course of business), free and clear of all mortgages, Liens, pledges, charges or encumbrances except (i) mortgages and other encumbrances referred to in the notes to such balance sheet, (ii) Liens for current Taxes not yet due and payable and (iii) such imperfections of title and easements as do not materially detract from or interfere with the present use of the properties subject thereto or affected thereby, or otherwise materially impair present business operations at such properties. To the Knowledge of First Family, the material structures and equipment of each First Family Company comply in all material respects with the requirements of all applicable Laws.

                  (b) Leases. Schedule 5.6(b) sets forth a list and description of all real and personal property owned or leased by any First Family Company, either as lessor or lessee.

                  (c)   Personal   Property.   Schedule   5.6(c)  sets  forth  a
depreciation schedule of each First Family Company's fixed Assets as of June 30, 1996.

                  (d) Computer Hardware and Software. Schedule 5.6(d) contains a description of all agreements relating to data processing computer software and hardware now being used in the business operations of any First Family Company. First Family is not aware of any defects, irregularities or problems with any of its computer hardware or software which renders such hardware or software unable to satisfactorily perform the tasks and functions to be performed by them in the business of any First Family Company.

         5.7 Commitments. Except as set forth in Schedule 5.7, no First Family Company is a party to any oral or written (i) Contracts for the employment of any officer or employee which is not terminable on 30 days' (or less) notice,
(ii) profit sharing, bonus, deferred compensation, savings, stock option, severance pay, pension or retirement plan, agreement or arrangement, (iii) loan agreement, indenture or similar agreement relating to the borrowing of money by such party, (iv) guaranty of any obligation for the borrowing of money or otherwise, excluding endorsements made for collection, and guaranties made in the ordinary course of business, (v) consulting or other similar material Contracts, (vi) collective bargaining agreement, (vii) agreement with any present or former officer, director or shareholder of such party, or (viii) other Contract, agreement or other commitment which is material to the business, operations, property, prospects or Assets or to the condition, financial or otherwise, of any First Family Company. Complete and accurate copies of all Contracts, plans and other items so listed have been made or will be made available to BancGroup for inspection.

         5.8 Charter and Bylaws. Schedule 5.8 contains true and correct copies of the articles of incorporation and bylaws of each First Family Company, including all amendments thereto, as currently in effect. There will be no changes in such articles of incorporation or bylaws prior to the Effective Date, without the prior written consent of BancGroup.

         5.9 Litigation. Except as disclosed on Schedule 5.9, there is no Litigation (whether or not purportedly on behalf of First Family) pending or, to the Knowledge of First Family, threatened against or affecting any First Family Company (nor is First Family aware of any facts which are likely to give rise to any such Litigation) at law or in equity, or before or by any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, or before any arbitrator of any kind, which involves the possibility of any judgment or Liability not fully covered by insurance in excess of a reasonable deductible amount or which may have a Material Adverse Effect on the business operations, properties or Assets or in the condition, financial or otherwise, of any First Family Company, and no First Family Company is in Default with respect to any judgment, order, writ, injunction, decree, award, rule or regulation of any court, arbitrator or governmental department, commission, board, bureau, agency or instrumentality, which Default would have a Material Adverse Effect on the business operations, properties or Assets or in the condition, financial or otherwise, of such party. To the Knowledge of First Family, each First Family Company has complied in all material respects with all material applicable Laws and Regulations including those imposing Taxes, or any applicable jurisdiction and of all states, municipalities, other political subdivisions and Agencies, in respect of the ownership of its properties and the conduct of its business, which, if not complied with, would have a Material Adverse Effect in the business operations, properties or Assets or in the condition, financial or otherwise, of any such First Family Company.

         5.10 Material Contract Defaults. Except as disclosed on Schedule 5.10, no First Family Company is in Default in any material respect under the terms of any material Contract, agreement, lease or other commitment which is or may be, material to the business, operations, properties or Assets, or the condition, financial or otherwise, of such company and, to the Knowledge of First Family, there is no event which, with notice or lapse of time, or both, may be or become an event of Default under any such material Contract, agreement, lease or other commitment in respect of which adequate steps have not been taken to prevent such a Default from occurring.

         5.11 No Conflict with Other Instrument. The consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of or constitute a Default under any Contract, indenture, mortgage, deed of trust or other material agreement or instrument to which any First Family Company is a party and will not conflict with any provision of the charter or bylaws of any First Family Company.

                  5.12 Governmental Authorization. Each First Family Company has all Permits that, to the Knowledge of First Family, are or will be legally required to enable any First

Family Company to conduct its business in all material respects as now conducted by each First Family Company.

         5.13  Absence  of  Regulatory  Communications.  Except as  provided  in
Schedule 5.13, no First Family Company is subject to, nor has any First Family Company received during the past three years, any written communication directed specifically to it from any Agency to which it is subject or pursuant to which such Agency has imposed or has indicated it may impose any material restrictions on the operations of it or the business conducted by it or in which such Agency has raised any material question concerning the condition, financial or otherwise, of such company.

         5.14 Absence of Material Adverse Change. To the Knowledge of First Family, since the date of the most recent balance sheet provided under section 5.4(a)(i), there have been no events, changes or occurrences which have had, or are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on First Family.

         5.15 Insurance. Each First Family Company has in effect insurance coverage and bonds with reputable insurers which, in respect to amounts, types and risks insured, management of First Family reasonably believes to be adequate for the type of business conducted by such company. No First Family Company is liable for any material retroactive premium adjustment. All insurance policies and bonds are valid, enforceable and in full force and effect, and no First Family Company has received any notice of any material premium increase or cancellation with respect to any of its insurance policies or bonds. Within the last three years, no First Family Company has been refused any insurance coverage which it has sought or applied for, and it has no reason to believe that existing insurance coverage cannot be renewed as and when the same shall expire, upon terms and conditions as favorable as those presently in effect, other than possible increases in premiums that do not result from any extraordinary loss experience. All policies of insurance presently held or policies containing substantially equivalent coverage will be outstanding and in full force with respect to each First Family Company at all times and in all material respects from the date hereof to the Effective Date provided that this sentence will not apply to policies that are not reasonably available due to circumstance beyond the control of First Family.

         5.16  Pension and Employee  Benefit  Plans.  To the  Knowledge of First
Family, all employee benefit plans of each First Family Company have been established in compliance with, and such plans have been operated in material compliance with, all applicable Laws. Except as set forth in Schedule 5.16, no First Family Company sponsors or otherwise maintains a "pension plan" within the meaning of section 3(2) of ERISA or any other retirement plan of First Family that is intended to qualify under section 401 of the Code, nor do any unfunded Liabilities exist with respect to any employee benefit plan, past or present. To the Knowledge of First Family, no employee benefit plan, any trust created thereunder or any trustee or administrator thereof has engaged in a "prohibited transaction," as defined in section 4975 of the Code, which may have a Material Adverse Effect on the condition, financial or otherwise, of any First Family Company.

         5.17 Buy-Sell Agreement. To the Knowledge of First Family, there are no agreements among any of its shareholders granting to any person or persons a right of first refusal in respect of the sale, transfer, or other disposition of shares of outstanding securities by any shareholder of First Family, any similar agreement or any voting agreement or voting trust in respect of any such shares.

         5.18 Brokers. All negotiations relative to this Agreement and the transactions contemplated by this Agreement have been carried on by First Family directly with BancGroup and without the intervention of any other person, either as a result of any act of First Family, or otherwise, in such manner as to give rise to any valid claim against First Family for a finder's fee, brokerage commission or other like payment.

         5.19 Approval of Agreements. The board of directors of First Family has approved this Agreement and the transactions contemplated by this Agreement and has authorized the execution and delivery by First Family of this Agreement. Subject to the matters referred to in section 8.2, First Family has full power, authority and legal right to enter into this Agreement, and, upon appropriate vote of the shareholders of First Family in accordance with this Agreement, First Family shall have full power, authority and legal right to consummate the transactions contemplated by this Agreement.

         5.20 Disclosure. No representation or warranty, nor any statement or certificate furnished or to be furnished to BancGroup by First Family, contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements contained in this Agreement or in any such statement or certificate not misleading.

         5.21 Registration Statement. At the time the Registration Statement becomes effective and at the time of the Stockholders Meeting, the Registration Statement, including the Proxy Statement which shall constitute part thereof, will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this section shall only apply to statements in or omissions from the Proxy Statement relating to descriptions of the business of First Family, its Assets, properties, operations, and capital stock or to information furnished in writing by First Family or its representatives expressly for inclusion in the Proxy Statement.

         5.22 Loans; Adequacy of Allowance for Loan Losses. All reserves for loan losses shown on the most recent financial statements furnished by First Family have been calculated in accordance with First Family's policies and are adequate to reflect the risk inherent in the loans of First Family. First Family has no Knowledge of any fact which is likely to require a future material increase in the provision for loan losses or a material decrease in the loan loss reserve reflected in such financial statements. Each loan reflected as an Asset on the financial statements of First Family is the legal, valid and binding obligation of the obligor of each loan, enforceable in accordance with its terms subject to the effect of bankruptcy, insolvency, reorganization, moratorium, or other similar laws relating to creditors' rights generally and to general equitable principles. First Family does not have in its portfolio any loan exceeding its legal lending limit, and except as disclosed on Schedule 5.22, First Family has no known significant delinquent, substandard, doubtful, loss, nonperforming or problem loans.

         5.23 Environmental Matters. Except as provided in Schedule 5.23, to the best of First Family's knowledge, each First Family Company is in material compliance with all applicable Laws and other governmental requirements relating to the generation, management, handling, transportation, treatment, disposal, storage, delivery, discharge, release or emission of any waste, pollution, or toxic, hazardous or other substance (the "Environmental Laws") which pertain to any real property owned by First Family; and to the best of First Family's Knowledge, there is no Litigation pending or threatened with respect to any purported violation or alleged violation of the Environmental Laws. Also, to the best of First Family's Knowledge, with respect to the Assets of any First Family Company, including any Loan Property, (i) there has been no spillage, leakage, contamination or release of any substances for which the appropriate remedial action has not been completed; (ii) no property owned by First Family is contaminated with, or contains any, hazardous substance or waste as defined in the Resource Conservation and Recovery Act of 1976 (42 U.S.C.A. 6901, et seq.); and (iii) there are no underground storage tanks of any property owned by any First Family Company as defined by the Resource Conservation Recovery Act of 1976. First Family also has no Knowledge of any facts which might suggest that any First Family Company has engaged in any management practice with respect to any of its past or existing borrowers which could reasonably be expected to subject any First Family Company to any Liability, either directly or indirectly, under the principles of law as set forth in United States v. Fleet Factors Corp., 901 F.2d 1550 (11th Cir. 1990). Moreover, to the best of First Family's Knowledge, no First Family Company has extended credit, either on a secured or unsecured basis, to any person or other entity engaged in any activities which would require or requires such person or entity to obtain any Permits which are required under any Environmental Law which has not been obtained. Finally, to the best of First Family's Knowledge, all First Family Companies have substantially complied with all regulations and requirements promulgated by the Occupational Safety and Health Administration that are applicable to any First Family Company.

         5.24 Transfer of Shares. First Family has no Knowledge of any plan or intention on the part of First Family's shareholders to sell or otherwise dispose of any of the BancGroup Common Stock to be received by them in the Merger that would reduce such shareholders' ownership to a number of shares having, in the aggregate, a fair market value of less than fifty (50%) percent of the total fair market value of First Family common stock outstanding immediately before the Merger.

         5.25 Collective Bargaining. There are no labor contracts, collective bargaining agreements, letters of undertakings or other arrangements, formal or informal, between any First Family Company and any union or labor organization covering any of any First Family Company's employees and none of said employees are represented by any union or labor organization.

         5.26 Labor Disputes. To the Knowledge of First Family, each First Family Company is in material compliance with all federal and state laws respecting employment and employment practices, terms and conditions of employment, wages and hours. No First Family Company is or has been engaged in any unfair labor practice, and, to the Knowledge of First Family, no unfair labor practice complaint against any First Family Company is pending before the National Labor Relations Board. Relations between management of each First Family Company and the employees are amicable and there have not been, nor to the Knowledge of First Family, are there presently, any attempts to organize employees, nor to the Knowledge of First Family, are there plans for any such attempts.

         5.27 Derivative Contracts. No First Family Company is a party to or has agreed to enter into a swap, forward, future, option, cap, floor or collar financial contract, or any other interest rate or foreign currency protection contract or derivative security not included in First Family's financial statements delivered under section 5.4 hereof.

                                    ARTICLE 6
                              ADDITIONAL COVENANTS
                              --------------------

         6.1 Additional Covenants of BancGroup. BancGroup covenants to and with First Family as follows:

                  (a) Registration Statement and Other Filings. BancGroup shall promptly prepare and file with the SEC the Registration Statement on Form S-4 (or such other form as may be appropriate) and all amendments and supplements thereto, in form reasonably satisfactory to First Family and its counsel, with respect to the Common Stock to be issued pursuant to this Agreement. BancGroup shall use reasonable good faith efforts to prepare promptly all necessary filings with any Agencies which may be necessary for approval to consummate the transactions contemplated by this Agreement. Within 60 days of the date hereof, all bank regulatory applications with appropriate Agencies will be filed by BancGroup, provided that BancGroup has received in a timely manner the information from First Family necessary for such applications.

                  (b) Blue Sky Permits. BancGroup shall use its best efforts to obtain, prior to the effective date of the Registration Statement, all necessary state securities Law or "blue sky" Permits and approvals required to carry out the transactions contemplated by this Agreement.

                  (c)  Financial  Statements.  BancGroup  shall furnish to First
Family:

                    (i) As soon as practicable and in any event within forty-five (45) days after the end of each quarterly period (other than the last quarterly period) in each fiscal year, consolidated statements of operations of BancGroup for such period and for the period beginning at the commencement of the fiscal year and ending at the end of such quarterly period, and a consolidated statement of financial condition of BancGroup as of the end of such quarterly period, setting forth in each case in comparative form figures for the corresponding periods ending in the preceding fiscal year, subject to changes resulting from year-end adjustments;

                    (ii) Promptly upon receipt thereof, copies of all audit reports submitted to BancGroup by independent auditors in connection with each annual, interim or special audit of the books of BancGroup made by such accountants;

                    (iii) As soon as practicable, copies of all such financial statements and reports as it shall send to its stockholders and of such regular and periodic reports as BancGroup may file with the SEC or any other Agency; and

                    (iv) With reasonable promptness, such additional financial data as First Family may reasonably request.

                  (d) No Control of First Family by BancGroup. Notwithstanding any other provision hereof, until the Effective Date, the authority to establish and implement the business policies of First Family shall continue to reside solely in First Family's officers and board of directors.

                  (e) Listing. Prior to the Effective Date, BancGroup shall use its reasonable efforts to list the shares of BancGroup Common Stock to be issued in the Merger on the NYSE or other quotations system on which such shares are primarily traded.

                  (f)(i) Employee Benefit Matters. On the Effective Date, all employees of any First Family Company shall, at BancGroup's option, either become employees of the Resulting Corporation or its Subsidiaries or be entitled to severance benefits in accordance with Colonial Bank's severance policy in accordance with its terms in effect as of the date of this Agreement; provided, the employees whose names are set forth on Schedule 6.1(f)(i) shall be entitled to such severance and other post-employment benefits to the extent, but only to the extent, provided in each of their respective individual agreements with any First Family Company, copies of which are included as part of Schedule 6.1(f)(i). First Family Company employees who become eligible for payments under Colonial Bank's severance policy shall be credited for all periods of service with the applicable First Family Company for purposes of calculating payments to such employees under the severance policy.

                  (ii) All Employees of any First Family Company who become employees of the Resulting Corporation or its Subsidiaries on the Effective Date shall be entitled, to the extent permitted by applicable Law and subject to the terms and limits of this subsection

(f)(ii), to participate in all employee benefit plans of Colonial Bank to the same extent as Colonial Bank employees. Employees of any First Family Company who become employees of the Resulting Corporation or its Subsidiaries shall be allowed, as of the Effective Date and in the sole discretion of Colonial Bank, either (A) to continue to participate in the First Family Company group dental and medical benefits plans (to the extent provided by First Family Company as of the date preceding the Effective Date); or (B) to be eligible to participate in the group medical and dental benefits plan of Colonial Bank as new employees of Colonial Bank, and the time of employment of such employees who are employed at least 30 hours per week with any First Family Company shall be counted as employment under such dental and medical benefits plans of Colonial Bank for purposes of calculating any 30 day waiting period and pre-existing condition limitations. In addition, if the Effective Date falls within an annual period of coverage under the Colonial Bank group medical and dental benefits plans in which such First Family Company employees become eligible to participate as of the Effective Date, each such First Family Company employee shall be given credit for covered expenses paid by that employee under comparable employee benefits plans of the First Family Company during the applicable coverage period through the Effective Date towards satisfaction of any annual deductible limitation and out-of-pocket maximum that may apply under such Colonial Bank plans. To the extent permitted by applicable Law, the period of service with the appropriate First Family Company of all employees who become employees of the Resulting Corporation or its Subsidiaries on the Effective Date shall be recognized only for vesting and eligibility purposes under Colonial Bank's tax-qualified retirement plans.

         6.2 Additional Covenants of First Family. First Family covenants to and with BancGroup as follows:

                  (a) Operations. First Family will conduct its business and the business of each First Family Company in a proper and prudent manner and will use its best efforts to maintain its relationships with its depositors, customers and employees. No First Family Company will engage in any material transaction outside the ordinary course of business or make any material change in its accounting policies or methods of operation, nor will First Family permit the occurrence of any change or event which would render any of the representations and warranties in Article 5 hereof untrue in any material respect at and as of the Effective Date with the same effect as though such representations and warranties had been made at and as of such Effective Date. First Family may request the consent of BancGroup to any of the foregoing actions by furnishing BancGroup with a written request which describes the action proposed to be taken by First Family. BancGroup, at its sole option, shall have a period of 5 business days from the date on which it receives such request within which to notify First Family of either its consent or refusal to consent, to the proposed action. BancGroup's failure to respond to any such request within such 5 business day period shall be deemed to constitute a consent to the action proposed in First Family's request.

                  (b)  Stockholders  Meeting;  Best  Efforts.  First Family will cause the Stockholders Meeting to be held for the purpose of approving the Merger as soon as practicable after the effective date of the Registration Statement, and will use its best efforts to bring about the transactions contemplated by this Agreement, including stockholder approval of this
Agreement, as soon as practicable unless this Agreement is terminated as provided herein.

                  (c) Prohibited Negotiations. Until the termination of this Agreement, neither First Family nor any of First Family's directors or officers (or any person representing any of the foregoing) shall solicit or encourage inquiries or proposals with respect to, furnish any information relating to or participate in any negotiations or discussions concerning, any acquisition or purchase of all or of a substantial portion of the Assets of, or of a substantial equity interest in, First Family or any business combination involving First Family or any First Family Company other than as contemplated by this Agreement. First Family will notify BancGroup immediately if any such inquiries or proposals are received by First Family, if any such information is requested from First Family, or if any such negotiations or discussions are sought to be initiated with First Family, and First Family shall instruct First Family's officers, directors, agents or affiliates or their subsidiaries to refrain from doing any of the above; provided, however, that nothing contained herein shall be deemed to prohibit any officer or director of First Family from fulfilling his fiduciary duty or from taking any action that is required by Law.

                  (d) Director Recommendation. The members of the Board of Directors of First Family agree to support publicly the Merger, provided, however, that nothing contained herein shall be deemed to prohibit any officer or director of First Family from fulfilling his fiduciary duty or from taking any action that is required by Law.

                  (e) Shareholder Voting. First Family shall no later than the date of execution of this Agreement obtain and submit to BancGroup an agreement from its directors substantially in the form set forth in Exhibit A.

                  (f)  Financial  Statements.  First  Family  shall  furnish  to
BancGroup:

                  (i) As soon as practicable and in any event within 30 days after the end of each quarterly period (other than the last quarterly period) in each fiscal year, consolidated statements of operations of First Family for such period and for the period beginning at the commencement of the fiscal year and ending at the end of such quarterly period, and a consolidated statement of financial condition of First Family as of the end of such quarterly period, setting forth in each case in comparative form figures for the corresponding periods ending in the preceding fiscal year, subject to changes resulting from year-end adjustments;

                  (ii) Promptly upon receipt thereof, copies of all audit reports submitted to First Family by independent auditors in connection with each annual, interim or special audit of the books of First Family made by such accountants;

                  (iii) As soon a practicable, copies of all such financial statements and reports as it shall send to its stockholders and of such regular and periodic reports as First Family may file with the SEC or any other Agency; and

                  (iv) With reasonable promptness, such additional financial data as BancGroup may reasonably request.

                  (g) Fiduciary Duties. Prior to the Effective Date, no director or officer (each an "Executive") of any First Family Company shall, directly or indirectly, own, manage, operate, join, control, be employed by or participate in the ownership, proposed ownership, management, operation or control of or be connected in any manner with, any business, corporation or partnership which is competitive to the business of any First Family Company. All Executives, at all times, shall satisfy their fiduciary duties to each First Family Company, and such Executives shall not (except as required in the course of his or her employment with any First Family Company) communicate or divulge to, or use for the benefit of himself or herself or any other person, firm, association or corporation, without the express written consent of First Family, any confidential information which is possessed, owned or used by or licensed by or to any First Family Company or confidential information belonging to third parties which any First Family Company shall be under obligation to keep secret or which may be communicated to, acquired by or learned of by the Executive in the course of or as a result of his or her employment with any First Family Company.

                  (h) Certain Practices. At the request of BancGroup, (i) First Family shall use its best efforts to hire such additional loan officers for the Bank as may be mutually satisfactory to BancGroup and First Family, (ii) the Bank shall offer deposit products upon terms, including pricing, that are consistent on a mutually satisfactory basis with those of BancGroup and its subsidiary, (iii) First Family will consult with BancGroup concerning non single-family residential loan requests over $100,000 and (iv) First Family will consult with BancGroup to coordinate various other business issues on a basis mutually satisfactory to First Family and BancGroup. First Family and the Bank shall not be required to undertake any of such activities, however, except as such activities may be in compliance with existing Law and Regulations. First Family's representations, warranties, and covenants contained in this Agreement shall not be deemed to be untrue or breached in any respect as a consequence of any modifications or changes undertaken solely on account of this section 6.2(h). First Family and the Bank shall not be required to undertake the activities enumerated in clauses (i) and (ii) of this subparagraph (h) until such time as the conditions set forth in Section 8.2 of this Agreement have been satisfied. If the Merger is not consummated, BancGroup or its Subsidiaries will hire any persons hired by First Family under this section.

                  (i)Health Plan. First Family shall maintain its current health and medical insurance policy with the Florida Bankers Insurance Trust. Such plan shall be effective as of the Effective Date, and no notice of discontinuance or non-renewal of such plan shall have been received by First Family or the Bank, and First Family and the Bank shall take all steps necessary to insure that such plan shall continue in place following the Effective Date.

                  (j)Executive Cooperation. First Family agrees that it and its Executives shall cooperate fully with BancGroup to ensure that all representations and warranties of this Article V of this Agreement will be complied with in a timely and expeditious manner.

                                    ARTICLE 7
                         MUTUAL COVENANTS AND AGREEMENTS

         7.1 Best Efforts; Cooperation. Subject to the terms and conditions herein provided, BancGroup and First Family each agrees to use its best efforts promptly to take, or cause to be taken, all actions and do, or cause to be done, all things necessary, proper or advisable under applicable Laws or otherwise, including, without limitation, promptly making required deliveries of stockholder lists and stock transfer reports and attempting to obtain all necessary Consents and waivers and regulatory approvals, to consummate and make effective, as soon as practicable, the transactions contemplated by this Agreement. The officers of each Party to this Agreement shall fully cooperate with officers and employees, accountants, counsel and other representatives of the other Parties not only in fulfilling the duties hereunder of the Party of which they are officers but also in assisting, directly or through direction of employees and other persons under their supervision or control, such as stock transfer agents for the Party, the other Parties requiring information which is reasonably available from such Party.

         7.2 Press Release. Each Party hereto agrees that, unless approved by the other Parties in advance, such Party will not make any public announcement, issue any press release or other publicity or confirm any statements by any person not a party to this Agreement concerning the transactions contemplated hereby. Notwithstanding the foregoing, each Party hereto reserves the right to make any disclosure if such Party, in its reasonable discretion, deems such disclosure required by Law. In that event, such Party shall provide to the other Party the text of such disclosure sufficiently in advance to enable the other Party to have a reasonable opportunity to comment thereon.

         7.3 Mutual Disclosure. Each Party hereto agrees to promptly furnish to each other Party hereto its public disclosures and filings not precluded from disclosure by Law including but not limited to call reports, Thrift Financial Reports, Form 8-K, Form 10-Q and Form 10-K filings, Form HB-11 filings, Y-2 applications, reports on Form Y-6, quarterly or special reports to shareholders, Tax returns, Form S-8 registration statements and similar documents.

         7.4 Access to Properties and Records. Each Party hereto shall afford the officers and authorized representatives of each of the other Parties full access to the Assets, books and records of such Party in order that such other Parties may have full opportunity to make such investigation as they shall desire of the affairs of such Party and shall furnish to such Parties such additional financial and operating data and other information as to its businesses and Assets as shall be from time to time reasonably requested.

                                    ARTICLE 8
                    CONDITIONS TO OBLIGATIONS OF ALL PARTIES

         The obligations of BancGroup and First Family to cause the transactions contemplated by this Agreement to be consummated shall be subject to the satisfaction, in the sole discretion of the Party relying upon such conditions, on or before the Effective Date of all the following conditions, except as such Parties may waive such conditions in writing:

         8.1 Approval by Shareholders. At the Stockholders Meeting, this Agreement and the matters contemplated by this Agreement shall have been duly approved by the vote of the holders of not less than the requisite number of the issued and outstanding voting securities of First Family as is required by applicable Law and First Family's articles of incorporation and by-laws.

         8.2 Regulatory Authority Approval. Orders, Consents and approvals, in form and substance reasonably satisfactory to BancGroup and First Family shall have been entered by the Board of Governors of the Federal Reserve System and other appropriate bank regulatory Agencies (i) granting the authority necessary for the consummation of the transactions contemplated by this Agreement and (ii) satisfying all other requirements prescribed by Law.

         8.3 Litigation. There shall be no pending or threatened Litigation in any court or any pending or threatened proceeding by any governmental commission, board or Agency, with a view to seeking or in which it is sought to restrain or prohibit consummation of the transactions contemplated by this Agreement or in which it is sought to obtain divestiture, rescission or damages in connection with the transactions contemplated by this Agreement and no investigation by any Agency shall be pending or threatened which might result in any such suit, action or other proceeding.

         8.4 Registration Statement. The Registration Statement shall be effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement shall be in effect; no proceedings for such purpose, or under the proxy rules of the SEC or any bank regulatory authority pursuant to the 1934 Act, as amended, and with respect to the transactions contemplated hereby, shall be pending before or threatened by the SEC or any bank regulatory authority; and all approvals or authorizations for the offer of BancGroup Common Stock shall have been received or obtained pursuant to any applicable state securities Laws, and no stop order or proceeding with respect to the transactions contemplated hereby shall be pending or threatened under any such state Law.

         8.5 Tax Opinion. An opinion of Miller, Hamilton, Snider & Odom, L.L.C., counsel to BancGroup, shall have been received in form and substance reasonably satisfactory to First Family and BancGroup to the effect that (i) the Merger will constitute a "reorganization" within the meaning of section 368 of the Code; (ii) no gain or loss will be recognized by First Family; (iii) no gain or loss will be recognized by the shareholders of First Family who receive shares of BancGroup Common Stock except to the extent of any taxable "boot" received by such persons from BancGroup, and except to the extent of any dividends received from First Family prior to the Effective Date; (iv) the basis of the BancGroup Common Stock received in the Merger will be equal to the sum of the basis of the shares of First Family common stock exchanged in the Merger and the amount of gain, if any, which was recognized by the exchanging First Family shareholder, including any portion treated as a dividend, less the value of taxable boot, if any, received by such shareholder in the Merger; (v) the holding period of the BancGroup Common Stock will include the holding period of the shares of First Family common stock exchanged therefor if such shares of First Family common stock were capital assets in the hands of the exchanging First Family shareholder; and (vi) cash received by a First Family shareholder in lieu of a fractional share interest of BancGroup Common Stock will be treated as having been received as a distribution in full payment in exchange for the fractional share interest of BancGroup Common Stock which he or she would otherwise be entitled to receive and will qualify as capital gain or loss (assuming the First Family common stock was a capital asset in his or her hands as of the Effective
Date).

                                    ARTICLE 9
                    CONDITIONS TO OBLIGATIONS OF FIRST FAMILY

         The obligations of First Family to cause the transactions contemplated by this Agreement to be consummated shall be subject to the satisfaction on or before the Effective Date of all the following conditions except as First Family may waive such conditions in writing:

         9.1 Representations, Warranties and Covenants. All representations and warranties of BancGroup contained in this Agreement shall be true in all material respects on and as of the Effective Date as if such representations and warranties were made on and as of such Effective Date, and BancGroup shall have performed in all material respects all agreements and covenants required by this Agreement to be performed by it on or prior to the Effective Date.

         9.2 Adverse Changes. BancGroup and its subsidiaries shall have incurred no Loss or Losses which, in the aggregate, exceed $14,000,000, and there shall have been no material changes in the Laws governing the business of BancGroup or which would impair the rights of First Family or its shareholders pursuant to this Agreement.

         9.3 Closing Certificate. In addition to any other deliveries required to be delivered hereunder, First Family shall have received a certificate from the President or a Vice President and from the Secretary or Assistant Secretary of BancGroup dated as of the Closing certifying that:

                  (a) the Board of Directors of BancGroup has duly adopted resolutions approving the substantive terms of this Agreement and authorizing the consummation of the transactions contemplated by this Agreement and such resolutions have not been amended or modified and remain in full force and effect;

                  (b) each person executing this Agreement on behalf of BancGroup is an officer of BancGroup holding the office or offices specified therein and the signature of each person set forth on such certificate is his or her genuine signature;

                  (c) the certificate of incorporation and bylaws of BancGroup referenced in section 4.4 hereof remain in full force and effect;

                  (d) such persons have no knowledge of a basis for any material claim, in any court or before any Agency or arbitration and or otherwise against, by or affecting BancGroup or the business, prospects, condition (financial or otherwise), or Assets of BancGroup or which would prevent the performance of this Agreement or the transactions contemplated by this Agreement or declare the same unlawful or cause the recision thereof;

                  (e) to such persons' knowledge, the Proxy Statement delivered to First Family's shareholders, or any amendments or revisions thereto so delivered, as of the date thereof, did not contain or incorporate by reference, any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, not misleading in light of the circumstances under which they were made (it being understood that such persons need not express a statement as to information concerning or provided by First Family for inclusion in such Proxy Statement); and

                  (f) the conditions set forth in this Article 9 insofar as they relate to BancGroup have been satisfied.

         9.4 Opinion of Counsel. First Family shall have received an opinion of Miller, Hamilton, Snider & Odom, L.L.C., counsel to BancGroup, dated as of the Closing, in form reasonably satisfactory to First Family, as to matters set forth in Exhibit B hereto.

         9.5 Fairness Opinion. First Family shall have received prior to the mailing of the Proxy Statement from Mercer Capital Management, Inc. a letter setting forth its opinion that the consideration to be received by the shareholders of First Family under the terms of this Agreement is fair to them from a financial point of view.

         9.6 NYSE Listing. The shares of BancGroup Common Stock to be issued under this Agreement shall have been approved for listing on the NYSE.

         9.7 Material Events. There shall have been no determination by the board of directors of First Family that the transactions contemplated by this Agreement have become impractical because of any state of war, declaration of a banking moratorium in the United States or a general suspension of trading on the NYSE or any other exchange on which BancGroup Common Stock may be traded.

                                   ARTICLE 10
                     CONDITIONS TO OBLIGATIONS OF BANCGROUP

         The obligations of BancGroup to cause the transactions contemplated by this Agreement to be consummated shall be subject to the satisfaction on or before the Effective Date of all of the following conditions except as BancGroup may waive such conditions in writing:

         10.1 Representations, Warranties and Covenants. All representations and warranties of First Family contained in this Agreement shall be true in all material respects on and as of the Effective Date as if such representations and warranties were made on and as of the Effective Date, and First Family shall have performed in all material respects all agreements and covenants required by this Agreement to be performed by it on or prior to the Effective Date.

         10.2 Adverse Changes. First Family and its Subsidiaries shall have incurred no Loss or Losses which, in the aggregate, exceed $450,000 and there shall have been no material changes in the Laws governing the business of First Family which would impair BancGroup's rights pursuant to this Agreement. For purposes of this section 10.2 any one-time assessment by the Federal Deposit Insurance Corporation's Savings Association Fund after the date of this Agreement shall not constitute an adverse change, nor shall such assessment be included for the purpose of calculating a Loss or Losses hereunder.

         10.3 Closing Certificate. In addition to any other deliveries required to be delivered hereunder, BancGroup shall have received a certificate from the President or Vice President and from the Secretary or Assistant Secretary of First Family dated as of the Closing certifying that:

                  (a) the Board of Directors of First Family has duly adopted resolutions approving the substantive terms of this Agreement and authorizing the consummation of the transactions contemplated by this Agreement and such resolutions have not been amended or modified and remain in full force and effect;

                  (b) the shareholders of First Family have duly adopted resolutions (copies of which shall be attached to such certificate) approving the substantive terms of the Merger and the transactions contemplated thereby and such resolutions have not been amended or modified and remain in full force and effect;

                  (c) each person executing this Agreement on behalf of First Family is an officer of First Family holding the office or offices specified therein and the signature of each person set forth on such certificate is his or her genuine signature;

                  (d) the charter documents of First Family and the Bank referenced in section 5.8 hereof were in full force and effect and have not been amended or modified since the date hereof;

                  (e) to such persons' knowledge, the Proxy Statement delivered to First Family's shareholders, or any amendments or revisions thereto so delivered, as of the date thereof, did not contain or incorporate by reference any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, not misleading in light of the circumstances under which they were made (it being understood that such persons need only express a statement as to information concerning or provided by First Family for inclusion in such Proxy Statement); and

                  (f) the conditions set forth in this Article 10 insofar as they relate to First Family have been satisfied.

         10.4 Opinion of Counsel. BancGroup shall have received an opinion of Igler & Dougherty, P.A., counsel to First Family, dated as of the Closing, in form reasonably satisfactory to BancGroup, as to matters set forth in Exhibit C hereto.

         10.5 Controlling Shareholders. Each shareholder of First Family who may be an "affiliate" of First Family, within the meaning of Rule 145 of the general rules and regulations under the 1933 Act shall have executed and delivered an agreement satisfactory to BancGroup to the effect that such person shall not make a "distribution" (within the meaning of Rule 145) of the Common Stock which he receives upon the Effective Date and that such Common Stock will be held subject to all applicable provisions of the 1933 Act and the rules and regulations of the SEC thereunder. First Family recognizes and acknowledges that BancGroup Common Stock issued to such persons may bear a legend evidencing the agreement described above.

         10.6 Material Events. There shall have been no determination by the board of directors of BancGroup that the transactions contemplated by this Agreement have become impractical because of any state of war, declaration of a banking moratorium in the United States or general suspension of trading on the NYSE or any exchange on which BancGroup Common Stock may be traded.

         10.7 Employee Benefit Matters. On or before the execution of this Agreement, David Shepherd and First Family shall have duly executed the letter agreement dated July 19, 1996 from BancGroup relating to medical insurance and other matters, a copy of which is included as part of Schedule 6.1(f)(i).

         10.8 Shareholders' Equity The consolidated Shareholders' Equity of First Family shall be no less than $9,000,000 as of the Effective Date.


                                   ARTICLE 11
                  TERMINATION OF REPRESENTATIONS AND WARRANTIES

         All representations and warranties provided in Articles 4 and 5 of this Agreement or in any closing certificate pursuant to Articles 9 and 10 shall terminate and be extinguished at and shall not survive the Effective Date. All covenants, agreements and undertakings required by this Agreement to be performed by any Party hereto following the Effective Date shall survive such Effective Date and be binding upon such Party. If the Merger is not consummated, all representations, warranties, obligations, covenants, or agreements hereunder or in any certificate delivered hereunder relating to the transaction which is not consummated shall be deemed to be terminated or extinguished except that
Section 7.2, Article 11, Article 15 and any applicable definitions of Article 14, shall survive. Items disclosed in the Exhibits and Schedules attached hereto are incorporated into this Agreement and form a part of the representations, warranties, covenants or agreements to which they relate. Information provided in such Exhibits and Schedules is provided only in response to the specific section of this Agreement which calls for such information.

                                   ARTICLE 12
                                     NOTICES

         All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given at the time given or mailed, first class postage prepaid:

                  (a) If to First Family, to David M. Shepherd, Chairman of the Board, President and CEO, First Family Financial Corporation, 2801 South Bay Street, Eustis, Florida 32726, facsimile (352) 357-8007, with copies to George Igler, Esq., Igler & Dougherty, P.A., 1501 Park Avenue East, Tallahassee, Florida 32301, facsimile 904-878- 1230, or as may otherwise be specified by First Family in writing to BancGroup.

                  (b) If to BancGroup, to W. Flake Oakley, IV, One Commerce Street, Suite 800, Montgomery, Alabama, 36104, facsimile (334) 240-6040, with a copy to Michael D. Waters, Miller, Hamilton, Snider & Odom, One Commerce Street, Suite 802, Montgomery, Alabama 36104, facsimile (334) 265-4533, or as may otherwise be specified in writing by BancGroup to First Family.

                                   ARTICLE 13
                            AMENDMENT OR TERMINATION

         13.1 Amendment. This Agreement may be amended by the mutual consent of BancGroup and First Family before or after approval of the transactions contemplated herein by the shareholders of First Family, except that if amended after shareholder approval no amendment shall:

                  (a) Change the amount or kind of shares, securities cash, property, or rights to be received; or

                  (b) Change any other terms and conditions of the Merger if such change would materially and adversely affect First Family or the holders of First Family Stock; or

                  (c) Change any term of First Family articles of incorporation.

         13.2 Termination. This Agreement may be terminated at any time prior to or on the Effective Date whether before or after action thereon by the shareholders of First Family, as follows:

                  (a) by the mutual consent of the respective boards of directors of First Family and BancGroup;

                  (b) by the board of directors of either Party (provided that the terminating Party is not then in material breach of any representation, warranty, covenant, or other agreement contained in this Agreement) in the event of a breach by the other Party of any representation or warranty contained in this Agreement which cannot be or has not been cured within thirty (30) days after the giving of written notice to the breaching Party of such breach and which breach would provide the non-breaching Party the ability to refuse to consummate the Merger under the standard set forth in section 10.1 of this Agreement in the case of BancGroup and section 9.1 of this Agreement in the case of First Family;

                  (c) by the board of directors of either Party (provided that the terminating Party is not then in material breach of any representation, warranty, covenant, or other agreement contained in this Agreement) in the event of a material breach by the other Party of any covenant or agreement contained in this Agreement which cannot be or has not been cured within thirty (30) days after the giving of written notice to the breaching Party of such breach, or if any of the conditions to the obligations of such Party contained in this Agreement shall not have been satisfied in full; or

                  (d) by the board of directors of either BancGroup or First Family if all transactions contemplated by this Agreement shall not have been consummated on or prior to March 31, 1997, if the failure to consummate the transactions provided for in this

Agreement on or before such date is not caused by any breach of this Agreement by the Party electing to terminate pursuant to this section 13.2(d).

         13.3 Damages. In the event of termination pursuant to section 13.2, First Family and BancGroup shall not be liable for damages for any breach of warranty or representation contained in this Agreement made in good faith, and, in that case, the expenses incurred shall be borne as set forth in section 15.1 hereof.


                                   ARTICLE 14
                                   DEFINITIONS

         The following terms, which are capitalized in this Agreement, shall have the meanings set forth below for the purpose of this Agreement:

Agencies Shall mean, collectively, the Federal Trade Commission, the United States Department of Justice, the Board of the Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the Office of Thrift Supervision, all state regulatory agencies having jurisdiction over the Parties and their respective Subsidiaries, HUD, the VA, the FHA, the GNMA, the FNMA, the FHLMC, the NYSE, and the SEC.

Agreement      Shall mean this Agreement and Plan of Merger and the Exhibits and
               Schedules delivered pursuant hereto and incorporated herein by reference.

Assets Of a Party shall mean all of the assets, properties, businesses and rights of such Party of every kind, nature, character and description, whether real, personal or mixed, tangible or intangible, accrued or contingent, or otherwise relating to or utilized in such Party's business, directly or indirectly, in whole or in part, whether or not carried on the books and records of such Party, and whether or not owned in the name of such Party or any Affiliate of such Party and wherever located.

BancGroup      The Colonial  BancGroup,  Inc., a Delaware  corporation  with its principal offices in Montgomery, Alabama.


Bank           First Family Bank, FSB, a federal savings bank.

Closing The closing of the transactions contemplated hereby as described in section 2.7 of this Agreement.

Code                     The Internal Revenue Code of 1986, as amended.

Common                   Stock  BancGroup's  Common Stock authorized and defined
                         in  the  restated   certificate  of   incorporation  of
                         BancGroup, as amended.

Consent                  Any  consent,   approval,   authorization,   clearance,
                         exemption, waiver, or similar affirmation by any Person pursuant to any Contract, Law, Order, or Permit.

Contract Any written or oral agreement, arrangement, authorization, commitment, contract, indenture, instrument, lease, obligation, plan, practice, restriction, understanding or undertaking of any kind or character, or other document to which any Person is a party or that is binding on any Person or its capital stock, Assets or business.

Default Shall mean (i) any breach or violation of or default under any Contract, Order or Permit, (ii) any occurrence of any event that with the passage of time or the giving of notice or both would constitute a breach or violation of or default under any Contract, Order or Permit, or (iii) any occurrence of any event that with or without the passage of time or the giving of notice would give rise to a right to terminate or revoke, change the current terms of, or renegotiate, or to accelerate, increase, or impose any Liability under, any Contract, Order or Permit.

DGCL                     The Delaware General Corporation Law.

Effective                Date  Means  the  date and  time at  which  the  Merger
                         becomes effective as defined in section 2.7 hereof.

Environmental            Laws  Means  the  laws,  regulations  and  governmental
                         requirements referred to in section 5.23 hereof.

ERISA The Employee Retirement Income Security Act of 1974, as amended.

Executive                Means those persons covered by section 6.2(g) hereof.

Exchange Ratio The ratio of the number of shares of BancGroup Common Stock to be issued for First Family Options, as defined in section 3.1(b).

Exhibits A through C, inclusive, shall mean the Exhibits so marked, copies of which are attached to this Agreement. Such Exhibits are hereby incorporated by reference herein and made a part hereof, and may be referred to in this Agreement and any other related instrument or document without being attached hereto.

FBCA                     The Florida Business Corporation Act

First Family             First Family  Financial  Corporation,  a Florida
                         corporation.

First Family Company     Shall mean First Family,  the Bank, any  Subsidiary  of
                         First Family or the Bank, or any person or entity acquired as a Subsidiary of First Family or the Bank in the future and owned by First Family or the Bank at the Effective Date.

First Family Options     Options respecting the issuance of First  Family common
                         stock  pursuant  to  the  First  Family Bank, FSB, 1992
                         Stock Option and Stock  Appreciation  Rights Plan.

First Family Stock       Shares of Common stock, par value $.01 per share, of
                         First Family.

GAAP                     Generally Accepted Accounting Principles

Knowledge                Means the actual knowledge of the Chairman,  President,
                         Chief  Financial  Officer,  Chief  Accounting  Officer,
                         Chief Credit Officer,  General Counsel or any Senior or
                         Executive Vice President of BancGroup, in the case of knowledge of BancGroup, or of First Family and the Bank, in the case of knowledge of First Family.

Law Any code, law, ordinance, regulation, reporting or licensing requirement, rule, or statute applicable to a Person or its Assets, Liabilities or business, including those promulgated, interpreted or enforced by any Agency.

Liability                Any  direct  or   indirect,   primary   or   secondary,
                         liability, indebtedness, obligation, penalty, cost or expense (including costs of investigation, collection and defense), deficiency, guaranty or endorsement of or by any Person (other than endorsements of notes, bills, checks, and drafts presented for collection or deposit in the ordinary course of business) of any type, whether accrued, absolute or contingent, liquidated or unliquidated, matured or unmatured, or otherwise.

Lien Any conditional sale agreement, default of title, easement, encroachment, encumbrance, hypothecation, infringement, lien, mortgage, pledge, reservation, restriction, security interest, title retention or other security arrangement, or any adverse right or interest, charge, or claim of any nature whatsoever of, on, or with respect to any property or property interest, other than (i) Liens for current property Taxes not yet due and payable, (ii) for depository institution Subsidiaries of a Party, pledges to secure deposits and other Liens incurred in the ordinary course of the banking business, and (iii) Liens in the form of easements and restrictive covenants on real property which do not materially adversely affect the use of such property by the current owner thereof.

Litigation               Any   action,    arbitration,    complaint,    criminal
                         prosecution,   governmental  or  other  examination  or
                         investigation,   hearing,  inquiry,  administrative  or
                         other proceeding  relating to or affecting a Party, its
                         business,  its Assets  (including  Contracts related to
                         it),   or  the   transactions   contemplated   by  this
                         Agreement.

Loan Property Any property owned by the Party in question or by any of its Subsidiaries or in which such Party or Subsidiary holds a security interest, and, where required by the context, includes the owner or operator of such property, but only with respect to such property.

Loss Any and all direct or indirect payments, obligations, recoveries, deficiencies, fines, penalties, interest, assessments, losses, diminution in the value of Assets, damages, punitive, exemplary or consequential damages (including, but not limited to, lost income and profits and interruptions of business), Liabilities, costs, expenses (including without limitation, reasonable attorneys' fees and expenses, and consultant's fees and other costs of defense or investigation), and interest on any amount payable to a third party as a result of the foregoing.

material For purposes of this Agreement shall be determined in light of the facts and circumstances of the matter in question; provided that any specific monetary amount stated in this Agreement shall determine materiality in that instance.

Material Adverse Effect  On a Party shall mean an event,  change  or  occurrence which has a material adverse impact on (i) the financial position, business, or results of operations of such Party and its Subsidiaries, taken as a whole, or (ii) the ability of such Party to perform its obligations under this Agreement or to consummate the Merger or the other transactions contemplated by this Agreement provided that "material adverse impact" shall not be deemed to include the impact of (x) changes in banking and similar laws of general applicability or interpretations thereof by courts or governmental authorities, (y) changes in generally accepted accounting principles or regulatory accounting principles generally applicable to banks and thrifts and their holding companies, and (z) the Merger and compliance with the provisions of this Agreement on the operating performance of the Parties.

Merger                   The  merger  of  First   Family   with   BancGroup   as
                         contemplated in this Agreement.

Merger Consideration     The distribution of BancGroup Common Stock and cash for
                         each share of First Family Stock as provided in section
                         3.1(a) hereof.

NYSE                     The New York Stock Exchange.

Order Any administrative decision or award, decree, injunction, judgment, order, quasi-judicial decision or award, ruling, or writ of any federal, state, local or foreign or other court, arbitrator, mediator, tribunal, administrative agency or Agency.

Party Shall mean First Family or BancGroup, and "Parties" shall mean both First Family and BancGroup.

Permit Any federal, state, local, and foreign governmental approval, authorization, certificate, easement, filing, franchise, license, notice, permit, or right to which any Person is a party or that is or may be binding upon or inure to the benefit of any Person or its securities, Assets or business.

Person A natural person or any legal, commercial or governmental entity, such as, but not limited to, a corporation, general partnership, joint venture, limited partnership, limited liability company, trust, business association, group acting in concert, or any person acting in a representative capacity.

Proxy Statement          The proxy statement used by First Family to solicit the
                         approval  of  its  stockholders  of  the   transactions
                         contemplated by this Agreement, which shall include the prospectus of BancGroup relating to the issuance of the BancGroup Common Stock to the shareholders of First
                         Family.

Registration Statement   The registration  statement  on Form S-4, or such other
                         appropriate   form,   to  be  filed  with  the  SEC  by
                         BancGroup,  and  which  has  been  agreed  to  by First
                         Family, to register  the  shares  of  BancGroup  Common
                         Stock offered to stockholders of First Family pursuant to this Agreement, including the Proxy Statement.

Resulting Corporation    BancGroup, as  the surviving corporation resulting from
                         the Merger.

SEC                      United States Securities and Exchange Commission.

Shareholders' Equity     Shall  mean  the  consolidated  stockholder's equity of
                         First Family at the close of business on the  month-end
                         immediately  preceding  the  Closing  Date  computed in
                         accordance  with GAAP, plus the after-tax impact of (a)
                         the  booked  or  accrued amount of any one-time special
                         assessment by  the Federal Deposit Insurance Fund after
                         the date of this Agreement; (b) reasonable fees paid to
                         Igler & Dougherty, P.A. relating to this Agreement; (c)
                         compensation and other expenses paid to or on behalf of
                         persons  hired  by First  Family  pursuant  to  Section
                         6.2(h) of the Agreement; (d) any amounts transferred by
                         First  Family to  reserve  accounts  at the  request of
                         BancGroup  that  would  be in  excess  of  the  amounts
                         required by GAAP or in excess of amounts  necessary  to
                         maintain  reserves at current levels;  (e) fees paid to
                         Mercer Capital Management, Inc. pursuant to Section 9.5
                         of this  Agreement;  and (f) any other fees or payments
                         required  to be paid or  accrued  by  First  Family  in
                         connection   with  this   Agreement   or  the  proposed
                         transaction.

Stockholders Meeting     The  special   meeting  of   stockholders   of    First
                         Family called to approve the transactions contemplated by this Agreement.

Subsidiaries             Shall mean all those corporations, banks, associations,
                         or other entities of which the entity in question owns or controls 5% or more of the outstanding equity securities either directly or through an unbroken chain of entities as to each of which 5% or more of the outstanding equity securities is owned directly or indirectly by its parent; provided, however, there shall not be included any such entity acquired through foreclosure or any such entity the equity securities of which are owned or controlled in a fiduciary capacity.

Tax or Taxes             Means any  federal, state, county, local, foreign,  and
                         other   taxes,   assessments,   charges,   fares,   and
                         impositions, including interest and penalties thereon or with respect thereto.

1933 Act                 The Securities Act of 1933, as amended.

1934 Act                 The Securities Exchange Act of 1934, as amended.

                                   ARTICLE 15
                                  MISCELLANEOUS

         15.1 Expenses. Each Party hereto shall bear its own legal, auditing, trustee, investment banking, regulatory and other expenses in connection with this Agreement and the transactions contemplated hereby.

         15.2 Benefit. This Agreement shall inure to the benefit of and be binding upon First Family and BancGroup, and their respective successors. This Agreement shall not be assignable by any Party without the prior written consent of the other Party.

         15.3 Governing Law. This Agreement shall be governed by, and construed in accordance with the Laws of the State of Alabama without regard to any conflict of Laws.

         15.4 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to constitute an original. Each such counterpart shall become effective when one counterpart has been signed by each Party thereto.

         15.5 Headings. The headings of the various articles and sections of this Agreement are for convenience of reference only and shall not be deemed a part of this Agreement or considered in construing the provisions thereof.

         15.6 Severability. Any term or provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining terms and provisions thereof or affecting the validity or enforceability of such provision in any other jurisdiction, and if any term or provision of this Agreement is held by any court of competent jurisdiction to be void, voidable, invalid or unenforceable in any given circumstance or situation, then all other terms and provisions, being severable, shall remain in full force and effect in such circumstance or situation and the said term or provision shall remain valid and in effect in any other circumstances or situation.

         15.7 Construction. Use of the masculine pronoun herein shall be deemed to refer to the feminine and neuter genders and the use of singular references shall be deemed to include the plural and vice versa, as appropriate. No inference in favor of or against any Party shall be drawn from the fact that such Party or such Party's counsel has drafted any portion of this Agreement.

         15.8 Return of Information. In the event of termination of this Agreement prior to the Effective Date, each Party shall return to the other, without retaining copies thereof, all confidential or non-public documents, work papers and other materials obtained from the other Party in connection with the transactions contemplated in this Agreement and shall keep such information confidential, not disclose such information to any other person or entity, and not use such information in connection with its business.

         15.9 Equitable Remedies. The parties hereto agree that, in the event of a breach of this Agreement by either Party, the other Party may be without an adequate remedy at law owing to the unique nature of the contemplated transactions. In recognition thereof, in addition to (and not in lieu of) any remedies at law that may be available to the non- breaching Party, the non-breaching Party shall be entitled to obtain equitable relief, including the remedies of specific performance and injunction, in the event of a breach of this Agreement by the other Party, and no attempt on the part of the non-breaching Party to obtain such equitable relief shall be deemed to constitute an election of remedies by the non-breaching Party that would preclude the non-breaching Party from obtaining any remedies at law to which it would otherwise be entitled.

         15.10 Arbitration. Any controversy or claim arising out of or related to this Agreement, or the interpretation thereof, shall be settled by arbitration in accordance with the rules of the American Arbitration Association then in effect, before a panel of three arbitrators, and judgment upon the award rendered may be entered without notice and enforced in any court having jurisdiction thereof. It is agreed and understood that the transactions contemplated by this Agreement are conducted in and affect interstate commerce and that this section concerning arbitration shall be enforced notwithstanding any provision of state or federal law to the contrary.

         15.11 Attorneys' Fees. If any Party hereto shall bring an action at law or in equity to enforce its rights under this Agreement (including an action based upon a misrepresentation or the breach of any warranty, covenant, agreement or obligation contained herein), the prevailing Party in such action shall be entitled to recover from the other Party its costs and expenses incurred in connection with such action (including fees, disbursements and expenses of attorneys and costs of investigation).

         15.12 No Waiver. No failure, delay or omission of or by any Party in exercising any right, power or remedy upon any breach or Default of any other Party shall impair any such rights, powers or remedies of the Party not in breach or Default, nor shall it be construed to be a wavier of any such right, power or remedy, or an acquiescence in any similar breach or Default; nor shall any waiver of any single breach or Default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any Party of any provisions of this Agreement must be in writing and be executed by the Parties to this Agreement and shall be effective only to the extent specifically set forth in such writing.

         15.13 Remedies Cumulative. All remedies provided in this Agreement, by law or otherwise, shall be cumulative and not alternative.

         15.14 Entire Contract. This Agreement and the documents and instruments referred to herein constitute the entire contract between the parties to this Agreement and supersede all other understandings with respect to the subject matter of this Agreement.

         IN WITNESS WHEREOF, First Family and BancGroup have caused this Agreement to be signed by their respective duly authorized officers as of the date first above written.

ATTEST:                             FIRST FAMILY FINANCIAL CORPORATION



BY:      /s/ Bradley R. Meredith    BY:      /s/ David M. Shepherd
         -----------------------             ---------------------

ITS:     Corporate Secretary        ITS:     President & CEO
         -------------------                 ---------------





(CORPORATE SEAL)







ATTEST:                             THE COLONIAL BANCGROUP, INC.


BY:      /s/ W. Flake Oakley, IV    BY:      /s/ Robert E. Lowder
         -----------------------             --------------------

ITS:     Assistant Secretary        ITS:     President & CEO
         -------------------                 ---------------




(CORPORATE SEAL)

                                    EXHIBIT A

First Family Bank

July 17, 1996


Mr. Robert E. Lowder
Chairman of the Board and
Chief Executive Officer
The Colonial BancGroup, Inc.
Post Office Box 1108
Montgomery, Alabama 36101

RE: Merger

Dear Mr. Lowder:

     I am writing to confirm the following agreement between The Colonial BancGroup, Inc. ("BancGroup") and the undersigned regarding the proposed merger between First Family Financial Corporation ("First Family") and BancGroup pursuant to the Agreement and Plan of Merger dated as of July 19, 1996 (the "Agreement"). In consideration of the merger and until the merger is consummated in accordance with the Agreement or the Agreement is terminated in accordance with its terms, whichever is the first to occur, I agree to vote all of the shares of First Family that I own directly, or otherwise have the power to vote, in favor of the merger of First Family and BancGroup. Furthermore, for the same period of time I will vote any shares I own in First Family against any business combination or other reorganization of any kind involving First Family or its subsidiaries with any entity other than BancGroup.

Sincerely yours,

David M. Shepherd        7/16/96            William M. Furnas       7/17/96
- -----------------        -------            -----------------       -------
David M. Shepherd        Date               William M. Furnas       Date
Director                                     Director


William Wintersdorf      7/17/96            Catherine C. Hanson     7/17/96
- -------------------      -------            -------------------     -------
William Wintersdorf      Date               Catherine C. Hanson     Date
Director                                     Director


John B. Kirkpatrick, Jr. 7/17/96            Bradley R. Meredith     7/17/96
- --------------------------------            -------------------     -------
John B. Kirkpatrick, Jr. Date               Bradley R. Meredith     Date
Director                                     Director


Thomas J. Windram        7/17/96            Braxton W. Price, M.D.  7/17/96
- -----------------        -------            ----------------------  -------
Thomas J. Windram        Date               Braxton W. Price, M.D.  Date
Director                                     Director


Idris D. Voldness        7/17/96            George A. Bavelis       7/17/96
- -----------------        -------            -----------------       -------
Idris D. Voldness        Date               George A. Bavelis       Date
Director                                     Director




                    Corporate Office: 2801 South Bay Street
                           Eustis, Florida 32726-6503
                      (352) 357-4171 -- Fax (352) 483-1300

Colonial
BancGroup

July 18, 1996

Mr. David M. Shepherd Chairman, CEO and President
First Family Financial Corporation
2801 South Bay Street
Eustis, Florida 32726-6503

Dear David:

     This agreement is being entered into in connection with the proposed merger of Colonial BancGroup, Inc. ("BancGroup") and First Family Financial Corporation ("First Family"). BancGroup agrees to provide health care coverage, equal to that currently provided by First Family under its Florida Bankers Association ("FBA") plan (hereinafter referred to as "Coverage" or "FBA Plan"), for Shepherd and his wife Gretchen S. Shepherd ("Wife") for 24 months following the completion of the merger.

     It is anticipated that the above described Coverage will be provided, as follows:

1. It is anticipated that Colonial will continue the FBA Plan for First Family employees.

2. It is further anticipated that Shepherd's employment with First Family, or its successor, will continue for a period of at least 6 months following the effective date of the merger; provided, however, that the terms and conditions of employment shall be mutually agreed to by Shepherd and BancGroup.

3. During Shepherd's continued employment, it is anticipated that Coverage will be provided to Shepherd and Wife under the FBA Plan; provided, BancGroup may, in its sole discretion, elect to provide such Coverage pursuant to BancGroup's current group health plan or any other plan that BancGroup may provide. To the extent BancGroup's current group health plan or any other plan that BancGroup may provide does not provide Coverage equal to that currently provided by the FBA Plan, BancGroup will reimburse Shepherd for any unreimbursed medical expenses that otherwise would have been covered under the FBA Plan.

4. Upon Shepherd's termination of employment, Coverage will be provided to Shepherd, as follows:

                  a. Shepherd should be entitled to coverage under Medicare.

                  b. In addition, BancGroup will purchase, on behalf of Shepherd, a Supplemental Medicare Insurance policy (for which BancGroup will pay the premiums and pay Part B premium of Medicare coverage through the date which is 24 months after the effective date of the merger); and

                  c. To the extent that Medicare and Supplemental Medicare Insurance policies do not provide Coverage equal to that currently provided by the FBA Plan, BancGroup will reimburse Shepherd for any unreimbursed medical expenses that otherwise would have been covered under the FBA Plan.

5. Upon Shepherd's termination of employment, Coverage will be provided to Wife pursuant to COBRA (for which BancGroup will pay the premiums through the date which is 24 months after the effective date of the merger).

     Shepherd agrees that BancGroup and its subsidiaries' obligation to provide Coverage to him and Wife shall terminate 24 months after the merger without regard to any provision of the current Employment Agreement, Senior Executive Severance Plan, Executive Supplemental Retirement Income Agreement (Type A), and any other agreements.

     Shepherd will continue to be an employee of First Family for a period of at least 6 months from the date of the merger. During this 6 month period, Shepherd shall render such reasonable services as the Bank may request and shall be entitled to receive the same rate of salary as is set forth in Section 3.1 of his Employment Agreement, as amended on October 25, 1995 ("Salary"). During this 6 month period, the Bank shall reimburse Shepherd for FICA taxes payable on Shepherd's Salary in an amount equal to 4.75% up to the Social Security taxable wage base.

     Shepherd agrees that in addition to the Coverage and continued Salary referenced in this letter he is entitled to the following:

1. $225,000 pursuant to his existing Employment Agreement dated November 1, 1992, as amended on November 1, 1994 and October 30, 1995, to be paid in one lump sum by First Family Bank at the closing of the merger;

2. $200,000 pursuant to the Senior Executive Severance Plan dated October 30, 1995, to be paid by First Family Bank in one lump sum at the closing of the merger;

3. $500,000 pursuant to the Executive Supplemental Retirement Income Agreement (Type A) dated May 1, 1994, to be paid in 10 annual installments of $50,000 per year, beginning on November 1, 1997; provided, Bank and Shepherd may mutually agree that Bank will provide Shepherd with an annuity (equal to the actuarial equivalent of these 10 installments) in lieu of these 10 installments.

4. The Executive Supplemental Retirement Income Agreement Type A dated May 1, 1994, provides benefits to a designated Beneficiary (either a primary beneficiary or a secondary beneficiary), in the event of Shepherd's death. These payments will be paid to the designated
         Beneficiary, and will be made in the manner provided for in the Agreement;

5. Continuation of Group Life Insurance coverage in the amount of $292,500, pursuant to his existing Employment Agreement and the Senior Executive Severance Plan, for a period of 24 months following the merger; and

6. Subject to the terms of the definitive merger agreement between First Family and BancGroup, 12,000 stock options granted pursuant to First Family's 1992 Stock Option and Stock Appreciation Rights Plan ("1992 Stock Plan"), will be substituted for BancGroup stock options.

     As a condition to BancGroup's obligations as stated herein, Shepherd agrees to comply with any reasonable request by BancGroup to make appropriate elections and authorizations to provide the coverage selected by BancGroup and to cooperate in BancGroup's efforts to provide such coverage. In addition, as a condition to BancGroup's obligations stated herein, Shepherd agrees that; (i) he will not terminate his employment with BancGroup before the expiration of the six month period beginning on the effective date of the merger; and (ii) Wife will sign a separate letter agreement agreeing to comply with any reasonable request by BancGroup to make appropriate elections and to cooperate in BancGroup's efforts to provide COBRA coverage, as long as the COBRA coverage is equivalent to that currently being provided under the FBA Plan.

     As a condition to BancGroup's obligations herein, Shepherd agrees to comply with the non-competition clause, as set forth in Section 2.7 of the Executive Supplemental Retirement Income Agreement, for a 24 month period beginning on the date of the merger.

     Except for amounts which may be due Shepherd through First Family's annual bonus program or accrued vacation, which will be paid at the time of closing, Shepherd acknowledges that the foregoing represents the sum total of all amounts to which Shepherd and Wife are entitled to receive from First Family and BancGroup, and that they will not be entitled to any additional amounts, pursuant to his Employment Agreement, the Senior Executive Severance Plan, the Executive Supplemental Retirement Income Agreement (Type A), or any other agreements.

Sincerely,



Robert E. Lowder
- ----------------
Robert E. Lowder

Chairman of the Board
Chief Executive Officer and President



I accept the above terms.


Date: July 19, 1996

David M. Shepherd
- -----------------
David M. Shepherd



The above letter of agreement is accepted by First Family.

Date: July 19, 1996


By:  Bradley R. Meredith
     -------------------
Bradley R. Meredith
Chief Financial Officer


   P.O. Box 1108 -- Montgomery, Alabama 36101-1108 -- Telephone 334/240-5000

Colonial
BancGroup

July 18, 1996

Mrs. Gretchen S. Shepherd
c/o Mr. David M. Shepherd
Chairman, CEO and President
First Family Financial Corporation
2801 South Bay Street
Eustis, FL 32726-6503

Dear Mrs. Shepherd:

     In connection with the proposed merger of Colonial BancGroup ("BancGroup") and First Family Financial Corporation ("First Family"), BancGroup and First Family agree that, as a result of the merger, you will be entitled to the provision of health care coverage for a 24 month period beginning on the effective date of the merger.

     Set forth in a letter agreement with your husband, David M. Shepherd, BancGroup has proposed the method in which your health care coverage will be provided. We respectfully request that you agree with BancGroup (1) to comply with any reasonable request by BancGroup to make appropriate elections for your health care coverage, and (2) to cooperate in BancGroup's efforts to provide you with COBRA coverage. Specifically, by signing this letter agreement, you agree that, to the extent the Florida Bankers Association group health plan (the "FBA Plan") is still maintained for employees of First Family at the time you are entitled to make an election to continue your health care coverage pursuant to COBRA, you will make an election to continue your health care coverage under the FBA Plan. The health care coverage under COBRA shall be equal to that currently provided First Family under the FBA Plan.

Sincerely,


Robert E. Lowder
- ----------------
Robert E. Lowder
Chairman of the Board,
Chief Executive Officer and President

I accept the above terms.

Date: July 18, 1996

Gretchen S. Shepherd
- --------------------
Gretchen S. Shepherd


   P.O. Box 1108 -- Montgomery, Alabama 36101-1108 -- Telephone 334/240-5000

First Family Financial Corporation
___________________, 1996
Page_____________



                                   EXHIBIT B



                                             ___________________, 1996


                       (Opinion of Counsel for BancGroup)


First Family Financial Corporation
==============================
- ------------------------------

Gentlemen:

                  We have acted as counsel to The Colonial BancGroup, Inc. ("BancGroup"), a Delaware corporation, in connection with the merger of First Family Financial Corporation ("First Family"), with and into BancGroup, pursuant to the Agreement and Plan of Merger ("Agreement") dated as of ____________________, 1996 by and between BancGroup and First Family. We have also acted as counsel to BancGroup in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "1933 Act"), of a Registration Statement on Form S-4, Registration No. ____________ (the "Registration Statement"), and other related matters. The terms used in this opinion that are defined in the Agreement shall have the same definitions when used herein, unless otherwise defined herein.

         In connection with our representation of BancGroup and in order to render this opinion pursuant to section 9.4 of the Agreement, we have examined such records, agreements, instruments, documents, and certificates of officers and employees of BancGroup and of other persons, and such questions of law, as we deemed necessary or appropriate. In all such examinations, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to the original documents of documents submitted to us as certified or photostatic copies. We have relied on certificates issued to us by the secretaries of state and other appropriate government officials of the various states in which BancGroup is incorporated or qualified and, except as expressly set forth in any such documents or hereinafter, we have assumed the authority of the person or persons who have executed any such documents on behalf of any person or persons, state or any other entity.

         Upon the basis of the foregoing, we are of the opinion that:

First Family Financial Corporation
___________________, 1996
Page_____________



         (i) BancGroup is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware with full corporate power and authority to carry on its business as now conducted. Each of BancGroup's subsidiary banks is a wholly-owned subsidiary of BancGroup and is a banking corporation duly incorporated, validly existing and in good standing under the laws of the state of its incorporation with full corporate power and authority to carry on its business as now conducted;

         (ii) The Agreement has been duly authorized, approved and adopted by all requisite corporate action of the board of directors of BancGroup, this being the only corporate authorization required under BancGroup's certificate of incorporation, bylaws and applicable law, has been duly executed and delivered by BancGroup, and constitutes a valid and legally binding agreement of BancGroup enforceable in accordance with its terms;

         (iii) The execution, delivery and performance by BancGroup of the Agreement will not violate the restated certificate of incorporation or bylaws of BancGroup and, to the best of our knowledge but without independent verification, will not violate, result in a breach of, or constitute a default under any material lease, loan agreement, indenture, mortgage, deed of trust or other material agreement or instrument known to us to which BancGroup is a party;

         (iv) All consents, approvals, authorizations or orders required to be obtained by BancGroup for the consummation of the transactions contemplated by the Agreement have been obtained;

         (v) The shares of BancGroup Common Stock to be issued pursuant to the Agreement are duly authorized and will be when so issued, validly issued and outstanding, fully paid and nonassessable;

         (vi) The authorized, issued and outstanding shares of capital stock of BancGroup are as stated in the Agreement, all of which are validly issued, fully paid and nonassessable and not issued in violation of the preemptive rights of any stockholder;

         (vii) To our knowledge, there is no action, suit, proceeding or investigation pending or currently threatened against BancGroup which questions the validity of the Agreement or the right of BancGroup to enter into the Agreement, or to consummate the transactions contemplated thereby, or which might result, either individually or in the aggregate, in any changes in the assets, condition, affairs or prospects of BancGroup which are materially adverse to BancGroup, financially or otherwise, or any change in the current equity ownership of BancGroup. To our knowledge, BancGroup is not a party to nor is

First Family Financial Corporation
___________________, 1996
Page_____________


BancGroup subject to the provisions of any currently effective order, writ, injunction or decree of any court or government agency or instrumentality.

         (viii) To our knowledge, BancGroup is in compliance with all applicable Federal, state, municipal and other political subdivision or governmental agency statutes, ordinances and regulations in every applicable jurisdiction, in respect of the ownership of its properties and the conduct of its business, including, without limitation, antitrust and fair trade practice laws. To our knowledge, there are no investigations, audits or other proceedings by any Federal, state or municipal governmental agency pending or threatened against BancGroup.

         (ix) To our knowledge, BancGroup is not in default under any term or condition of any instrument evidencing, creating or securing any material indebtedness of BancGroup and there has been no default in any material obligation to be performed by BancGroup under any other material contract, lease, agreement, commitment or undertaking to which it is a party or by which it or its assets or properties are bound; nor has BancGroup waived any material right under any such contract, lease, agreement, commitment or undertaking.

         (x) The Registration Statement has become effective and, to our knowledge, no stop order suspending its effectiveness has been issued nor have any proceedings for that purpose been instituted; and

         (xi) The Registration Statement complies as to form in all material respects with the requirements of the Securities Act and the rules and regulations promulgated thereunder. We do not know of any contracts or other documents of a character required to be filed as an exhibit to the Registration Statement, or required to be incorporated by reference into the Prospectus or required to be described in the Registration Statement or Prospectus which has not been filed or incorporated by reference or described as required. While we have made no independent investigation or verification of factual information relating to BancGroup set forth in the Registration Statement, during the course of our representation of BancGroup, nothing has come to our attention to indicate that the Proxy Statement delivered to First Family's stockholders, or any amendments or revisions thereto so delivered, as of the date thereof, contained or incorporated by reference any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made (it being understood that we do not hereby express an opinion as to the financial statements, the notes thereto or other financial or statistical data contained or incorporated by reference in such Registration Statement or as to any information concerning or provided by First Family for inclusion in the Registration Statement).

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         We give no  opinion as to the laws of any  jurisdiction  other than the general corporation law of the State of Delaware and the laws of the United States and the State of Alabama. We are licensed to practice law only in the State of Alabama.

         The opinions rendered herein are as of the date hereof. We assume no obligation, and specifically disclaim any responsibility, to update or supplement these opinions to reflect any facts which hereafter may come to our attention or any changes in facts or law subsequent to the date hereof.

         These opinions have been furnished to you at your request, and we consider them to be a confidential communication which may not be furnished, reproduced, distributed, or disclosed to anyone without our prior written consent. These opinions are rendered solely for your information and assistance in connection with the transactions contemplated in the Agreement. They may not be relied upon by any other person or for any other purpose without our prior written consent.

                                   Sincerely,



                                   Miller, Hamilton, Snider & Odom, L.L.C.
cc:      Mr. W. Flake Oakley, IV







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The Colonial BancGroup, Inc.
____________________, 1996
Page __________

                                    EXHIBIT C


                      (Opinion of Counsel for First Family)

                                               _______________, 1996

The Colonial BancGroup, Inc.
One Commerce Street, Suite 800
Montgomery, AL  36104

Gentlemen:

         We have acted as counsel to First Family Financial Corporation ("First Family"), a Florida corporation, in connection with the transactions contemplated by that certain Agreement and Plan of Merger (the "Agreement") dated as of __________, 1996, by and among First Family and The Colonial BancGroup, Inc. ("BancGroup"). We render this opinion pursuant to section 10.4 of the Agreement. Capitalized terms not otherwise defined in this letter have the definitions set forth in the Agreement.

         This letter has been prepared and is to be construed in accordance with the Report on Standards for Florida Opinions dated April 8, 1991, issued by the Business Law Section of the Florida Bar (the "Report"). The Report is incorporated by reference into this letter.

         In rendering the opinions set forth in this letter, we have relied, as to factual matters that affect our opinions, on our examination of the following documents, and we have made no independent verification of the facts asserted to be true and correct in those documents:

                                   [Add list]

         Based upon the foregoing and subject to the limitations, qualifications and assumptions set forth herein, and in the Report, we are of the opinion that:

         1. First Family is a corporation duly organized, validly existing and in good standing under the laws of Florida. First Family Bank, FSB (the "Bank") is a federal savings bank duly chartered, organized, validly existing and in good standing under the laws of the United States, and is a wholly owned subsidiary of First Family. First Family has the full corporate power and authority to own its properties and to conduct its business as now conducted and to own, lease and operate all of its properties. The Bank is an "insured institution" as defined in the Federal Deposit Insurance Act and applicable regulations thereunder, and its deposits are insured by the Savings Association Insurance Fund, to the extent provided by applicable law.


                                       48

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The Colonial BancGroup, Inc.
____________________, 1996
Page __________

         2. First  Family has the  requisite  corporate  power and  authority to execute,  deliver  and  perform  its  undertakings  and  obligations  under  the
Agreement and to consummate the transactions provided for therein. The execution, delivery and performance of the Agreement and the consummation of the transactions provided for therein have been duly and validly authorized by all necessary corporate action with respect thereto on the part of First Family and its shareholders. The Agreement constitutes a legal, valid and binding obligation of First Family, enforceable against First Family in accordance with the respective terms thereof.

         3. The execution, delivery, performance and compliance with the terms of the Agreement by First Family do not violate any provision of any applicable Federal or Florida law, rule or regulation or any provision of First Family's Articles of Incorporation or Bylaws or, to our knowledge will not violate, result in a breach of, or constitute a default under any material lease, loan agreement, indenture, mortgage, deed or trust or other material agreement or instrument known to us to which First Family is a party.

         4. The authorized capital stock of First Family consists of __________ shares of common stock, par value $_______ per share (the "Shares"), of which ____________ Shares are issued and outstanding. All such issued and outstanding Shares have been duly authorized and validly issued, are fully paid and nonassessable and are free of preemptive rights.

         5. To our knowledge, there is no action, suit, proceeding or investigation pending or currently threatened against First Family which questions the validity of the Agreement or the right of First Family to enter into the Agreement, or to consummate the transactions contemplated thereby, or which might result, either individually or in the aggregate, in any changes in the assets, condition, affairs or prospects of First Family which are materially adverse to First Family, financially or otherwise, or any change in the current equity ownership of First Family. To our knowledge, First Family is not a party to nor is First Family subject to the provisions of any currently effective order, writ, injunction or decree of any court or government agency or instrumentality.

         6. To our knowledge, First Family is in compliance with all applicable Federal, state, municipal and other political subdivision or governmental agency statutes, ordinances and regulations in every applicable jurisdiction, in respect of the ownership of its properties and the conduct of its business, including, without limitation, antitrust and fair trade practice laws. To our knowledge, there are no investigations, audits or other proceedings by any Federal, state or municipal governmental agency pending or threatened against First Family.


                                       49

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The Colonial BancGroup, Inc.
____________________, 1996
Page __________


         7. To our knowledge, First Family is not in default under any term or condition of any instrument evidencing, creating or securing any material indebtedness of First Family, and there has been no default in any material obligation to be performed by First Family under any other material contract, lease, agreement, commitment or undertaking to which it is a party or by which it or its assets or properties are bound; nor has First Family waived any material right under any such contract, lease, agreement, commitment or undertaking.

         Our opinion concerning the validity, binding effect and enforceability of the Agreement means that: (a) the Agreement constitutes an effective contract under applicable law; (b) the Agreement is not invalid in its entirety because of a specific statutory prohibition or public policy, and is not subject in its entirety to a contractual defense; and (c) subject to the last sentence of this paragraph, some remedies are available if First Family is in material default under the Agreement. This opinion does not mean that (a) any particular remedy is available upon a material default, or (b) every provision of the Agreement will be upheld or enforced in any circumstance by a court. Furthermore, the validity, binding effect, and the enforceability of the Agreement may be limited or otherwise affected by (a) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar statutes, rules and regulations, or other laws affecting the enforcement of creditors rights and remedies generally, and
(b) the unavailability of, or limitation on the availability of, a particular right or remedy (whether in a proceeding in equity or at law) because of an equitable principle or a requirement as to commercial reasonableness, conscionability or good faith.

         We are licensed to practice only in the State of Florida, and our opinions expressed herein are limited to the application of laws in the State of Florida and the Federal laws of the United States of America, and do not extend to any laws of any other state or nation.

         This opinion is intended solely for your use in connection with the above-described transaction and may not be relied upon, used, quoted, made available to, or circulated to or by any third person or entity, in whole or in part, without prior consent.

                                                              Very truly yours,



                                         By:      ______________________________


z:\cbg.fff\agree-pl.mer


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